                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            CAPITAL AUTOMOTIVE REIT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

[LOGO OF CAPITAL AUTOMOTIVE APPEARS HERE]

                                                                  March 25, 1999

Dear Shareholders:

   On behalf of the Board of Trustees and employees of Capital Automotive REIT, I cordially invite you to attend the 1999 Annual Meeting of Capital Automotive REIT's shareholders. We will be holding the Annual Meeting on May 7, 1999 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, located at 1700 Tysons Boulevard, McLean, Virginia 22102.

   Enclosed with this letter is a Notice of the Annual Meeting of Shareholders, a Proxy Statement, a proxy card and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about Capital Automotive REIT. Also enclosed with this letter is Capital Automotive REIT's Annual Report to Shareholders for the fiscal year ended December 31, 1998.

   At the 1999 Annual Meeting, we will ask you to:

  .  Elect ten Trustees;

  .  Approve amendments to our 1998 Equity Incentive Plan;

  . Ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 1999; and

  .  Transact any other business that is properly presented at the Annual
     Meeting.

   Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                        Sincerely,

                                        /s/ John J. Pohanka
                                        John J. Pohanka
                                        Chairman of the Board

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

      Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.

   If you have any questions about voting your shares, please contact Lisa M. Clements, Capital Automotive REIT, 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, telephone no. (703) 288-3075.

                            CAPITAL AUTOMOTIVE REIT
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             Date:   Friday, May 7, 1999
                             Time:   10:00 a.m. local time
                             Place:  The Ritz-Carlton Hotel of Tysons Corner
                                     1700 Tysons Boulevard
                                     McLean, Virginia 22102


Dear Shareholders:

   At the 1999 Annual Meeting, we will ask you to:

  .  Elect ten Trustees;

  .  Approve amendments to our 1998 Equity Incentive Plan;

  . Ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 1999; and

  .  Transact any other business that is properly presented at the Annual
     Meeting.

   You will be able to vote your shares at the Annual Meeting if you were a shareholder of record at the close of business on March 10, 1999.

                                          By Order of the Board of Trustees:
                                          /s/ John M. Weaver
                                          John M. Weaver
                                          Secretary

March 25, 1999

               YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE
                                    ENCLOSED
     ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

         IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT
       LISA M. CLEMENTS, CAPITAL AUTOMOTIVE REIT, 1420 SPRING HILL ROAD,
        SUITE 525, MCLEAN, VIRGINIA 22102, TELEPHONE NO. (703) 288-3075

  IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY AND VOTE IN
                                    PERSON.

                            CAPITAL AUTOMOTIVE REIT
                        1420 Spring Hill Road, Suite 525
                             McLean, Virginia 22102

                                                                  March 25, 1999

                       PROXY STATEMENT FOR ANNUAL MEETING

   This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 1999 Annual Meeting of the Shareholders of Capital Automotive REIT ("Capital Automotive" or the "Company"). The 1999 Annual Meeting will be held on Friday, May 7, 1999 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, 1700 Tysons Boulevard, McLean,Virginia 22102.

   This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information.

   On March 25, 1999 we began mailing information to people who, according to our records, owned common shares of beneficial interest of Capital Automotive at the close of business on March 10, 1999. We have mailed with that information a copy of Capital Automotive REIT's Annual Report to Shareholders for the fiscal year ended December 31, 1998.

                               Table of Contents

Information About the 1999 Annual Meeting and Voting........................   1

Proposals to be Presented at the Annual Meeting.............................   2
  1. Election of Trustees...................................................   2
  2. Approval of Amendments to the 1998 Equity Incentive Plan...............   3
  3. Ratification of Arthur Andersen LLP as Independent Accountants.........   8

Share Ownership.............................................................   9

The Board of Trustees.......................................................  11

Executive Officers..........................................................  14

Executive Compensation......................................................  15

Executive Compensation Committee Report on Executive Compensation...........  18

Certain Relationships and Related Transactions..............................  20

Other Information...........................................................  29

              INFORMATION ABOUT THE 1999 ANNUAL MEETING AND VOTING

The Annual Meeting

   The Annual Meeting will be held on Friday, May 7, 1999 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102.

This Proxy Solicitation

   We are sending you this Proxy Statement because Capital Automotive's Board of Trustees is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On March 25, 1999, we began mailing this Proxy Statement to all people who, according to our shareholder records, owned shares at the close of business on March 10, 1999.

   Capital Automotive is paying the cost of requesting these proxies. Capital Automotive's Trustees, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Capital Automotive will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

Voting Your Shares

   You have one vote for each common share of Capital Automotive that you owned of record at the close of business on March 10, 1999. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

   You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting.

   If you complete the proxy card, except for the voting instructions, then your shares will be voted FOR each of the Trustees identified on the proxy card, FOR approval of the amendments to the 1998 Equity Incentive Plan and FOR ratification of the selection of Arthur Andersen LLP as the independent accountants of Capital Automotive for the 1999 fiscal year.

Revoking Your Proxy

   If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

  . You may notify the Secretary of Capital Automotive in writing that you wish to revoke your proxy.

  . You may submit a proxy dated later than your original proxy.

  . You may attend the Annual Meeting and vote. Merely attending the Annual
    Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

Vote Required for Approval

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

 Proposal 1: Election of  The ten nominees for Trustee who receive the most
 Ten Trustees             votes will be elected. If you indicate "withhold
                          authority to vote" for a particular nominee on your
                          proxy card, your vote will not count either for or
                          against the nominee.
 Proposal 2: Approval of  The affirmative vote of a majority of the votes cast
 Amendments to the 1998   at the Annual Meeting is required to approve the
 Equity Incentive Plan    amendments to the 1998 Equity Incentive Plan. If you
                          abstain from voting, your abstention will not count
                          as a vote cast for or against the proposal.
 Proposal 3: Ratification The affirmative vote of a majority of the votes cast
 of Selection of          at the Annual Meeting is required to ratify the
 Independent Accountants  selection of independent accountants. If you abstain from voting, your abstention will not count as a vote
                          cast for or against the proposal.

   If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on Proposals 1 and 3, but does not have the authority to vote on Proposal 2. If you do not tell your broker how to vote on Proposal 2, the effect will be that your vote will not count as a vote cast for or against the proposal.

   Quorum. On the record date for the Annual Meeting (March 10, 1999), 21,607,415 shares were issued and outstanding. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 10,803,708 shares are represented at the Annual Meeting, either in person (by the shareholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions and broker non-votes will be counted as shares that are represented at the Annual Meeting.

Additional Information

   Capital Automotive's Annual Report to Shareholders for the fiscal year ended December 31, 1998, including consolidated financial statements, is being mailed to all shareholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Capital Automotive.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

   Capital Automotive will present the following three proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a shareholder properly presents any other proposal to the meeting after March 23, 1999, Capital Automotive will, to the extent permitted by applicable law, use your proxy to vote your shares on the proposal in Capital Automotive's best judgment.

1.Election of Trustees

   Nominees for election to the Board of Trustees are:

     Thomas D. Eckert
     Craig L. Fuller
     William E. Hoglund
     R. Michael McCullough
     Lee P. Munder
     John J. Pohanka
     John E. Reilly
     Robert M. Rosenthal
     Vincent A. Sheehy
     William R. Swanson

   Each Trustee will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the ten nominees is presently a member of the Board of Trustees and has consented to serve as a Trustee if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Trustees," which begins on page 11.

   If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Trustees may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Trustees may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the Annual Meeting may not be voted for more than ten nominees.

   The Board of Trustees unanimously recommends that you vote FOR these Trustees.

2.Approval of Amendments to the 1998 Equity Incentive Plan

   In 1998, the Executive Compensation Committee of the Board hired Watson Wyatt Worldwide, an international benefits consulting firm, to review the levels of compensation and the equity programs. Based in large part on Watson Wyatt's recommendations, the Board has revised the 1998 Equity Incentive Plan (the "1998 Plan") to create the form submitted to a vote of shareholders (the "Amended Plan").

   The Executive Compensation Committee and the Board have concluded that the options for units of limited partnership interest ("units") of Capital Automotive L.P. (the "Partnership") were more cumbersome and difficult to understand than options for shares, even though the unit options could result in the Company's issuing shares. Consequently, the Amended Plan would eliminate unit options in exchange for share options (in this case, nonqualified share options ("NQSOs")). The Amended Plan would also continue to permit "incentive share options" ("ISOs," a form of option with special tax treatment we describe below) and would add share grants (with restrictions), and a planned management deferred compensation arrangement under which the Board expects to require the executives to defer some of their bonus into "phantom" shares for a period of time. Capital Automotive and its compensation consultants think this combination of equity interests will provide better incentives than does the 1998 Plan. In addition, the Amended Plan will increase the number of shares Capital Automotive can issue from 2,821,344 to 3,771,344, and provide, for tax reasons, a limit on annual grants to any individual.

   What follows is a summary of the 1998 Plan as it will be if the shareholders approve the Amended Plan. The Company intends for this to be a fair and complete summary of the Amended Plan, but we are also attaching the full text of the Amended Plan as Exhibit A, which governs.

   The Board and Capital Automotive's shareholders originally approved the 1998 Plan in February 1998, before, but effective as of, the effective date of Capital Automotive's initial public offering. Under the 1998 Plan, employees of either the Partnership or Capital Automotive, and Capital Automotive's non-employee Trustees and other service providers, could receive options for units. Employees of Capital Automotive could also receive ISOs. The 1998 Plan provided a combined limit under options of 2,821,344, which would cover either units or shares, depending upon the kind of option. An individual who exercised a unit option would receive units that he could then, after meeting certain time restrictions that no longer apply, cause the Partnership to buy back for cash (except that Capital Automotive, as general partner, could cause him to receive shares in place of the cash).

   In February 1999, the Board approved amendments to the 1998 Plan, effective at and contingent on shareholder approval at the 1999 Annual Meeting. As we noted above, the Amended Plan would eliminate unit options in exchange for share options. That change would provide easier, and less costly, compliance with the securities laws and more understandable incentives and tax treatment. (The Executive Compensation Committee also approved offering to current holders of unit options a replacement NQSO at the same exercise price and other terms as any outstanding unit options those optionees choose to surrender. The replacements will occur under the Amended Plan if the shareholders approve the Amended Plan.) The Amended Plan also provides for other forms of share-based incentives.

Summary of the Amended Plan

   Purpose and Scope. Capital Automotive has used and intends to use the plan to recruit, reward and retain employees, Trustees and certain service providers. Under the Amended Plan, the Board's Executive Compensation Committee (or, if it chooses, the Board) may grant options and other interests for up to 3,771,344 common shares. (As with the other numbers in this section of the proxy, the limit will change to reflect any changes in the number of Capital Automotive's common shares if Capital Automotive issues share dividends, splits its shares or makes other specified changes.)

   Plan Administration. The Amended Plan authorizes the Executive Compensation Committee to administer the plan, unless the Board chooses to do so. (The term "Administrator" will cover whichever body is administering the plan.) The Administrator's authority includes granting options to purchase shares, granting or selling shares for a nominal price with certain restrictions ("Restricted Shares"), selling share-related instruments at a discount ("Phantom Shares," discussed further below), determining which options are ISOs and which are NQSOs, determining the exercise price of the options granted, and exercising broad discretion to set or amend other terms.

   Participants. The Administrator may grant options or Restricted Shares to employees and Trustees (and other service providers), that total approximately 35 persons as of March 10, 1999. (We will refer to persons who receive options as "optionees" and persons who receive either options, Restricted Shares or Phantom Shares as "participants.") The Administrator may also grant options or other awards to replace awards granted outside the Amended Plan, including situations where Capital Automotive has acquired or merged with another entity.

   Options. The Administrator can grant options (the right to purchase shares at a fixed price for up to a fixed length of time). Those options can be either NQSOs or ISOs. The primary difference between the two forms are that stricter tax rules and limits apply to ISOs.

   ISO Limits. Four limits apply to ISOs under the Amended Plan. The first is that ISO treatment is limited based on when the options first become exercisable--only the first $100,000 in common shares (valued as of the date of grant) that becomes exercisable under an individual's ISOs in a given year will receive ISO tax treatment. The second limitation is that the option price must at least equal 100% of the fair market value of the shares on the date of grant of the option. (The Amended Plan applies the same rule to NQSOs.) The third limitation is that the option price for shareholders holding 10% or more of the outstanding common shares must at least equal 110% of the fair market value of the common shares. The fourth limitation, under the Amended Plan's terms, is that an optionee cannot receive ISOs covering more than 120,000 common shares in any calendar year.

   NQSO and Other Limits. Under the Amended Plan, the Administrator cannot grant NQSOs, Restricted Shares or Restricted Phantom Shares for more than 500,000 shares per individual in any calendar year. (Under a special transition rule, that limit goes up to allow replacement of all outstanding unit options, so that for 1999, the limit would be as high as 1,531,338, but the special transition rule does not itself increase the total covered by options.) Counting against this number would be any options or shares granted in a year that expire or that the Administrator replaces within the same year. The Amended Plan has an individual limit to assist compliance with the tax rule described below that may limit executive compensation deductions.

   Option Price. The exercise price for all options (the price someone must pay for a common share of beneficial interest) is the market price when granted. (As of March 10, 1999, the fair market value as defined in the Amended Plan was $12.625 per share, based on that day's closing price.) Capital Automotive does not receive separate consideration for the granting of options, other than the services the participants provide, but will receive nominal consideration for Restricted Shares and a portion of the fair market value for Phantom Shares.

   Option Exercise and Transfer Restrictions. The Amended Plan provides special restrictions on issuing shares if the issuance could cause Capital Automotive to fail to qualify as a real estate investment trust or otherwise violate Capital Automotive's Declaration of Trust. Except as executive officer employment agreements otherwise provide, an optionee employee can normally only exercise an option while employed by Capital Automotive and for 90 days after employment ends. (Some executive officers can exercise their options for the entire option term if a change of control occurs or in certain circumstances when employment ends.) If a former employee violates an agreement not to compete with Capital Automotive, his options will then expire. If an optionee becomes disabled or dies, he or his estate will have up to 12 months to exercise the option. An optionee cannot transfer his options other than to someone after death.

   Trustee Formula Options. The Amended Plan provides for an automatic grant of a NQSO for 15,000 shares when a non-employee Trustee first joins the Board. (The 1998 Plan provided for unit options.) These formula options become exercisable one-third six months after the grant, another third a year after the grant, and the final third two years after the grant. These options expire if not already exercisable when a Trustee leaves the Board. The Amended Plan also adds the ability for the Administrator to make discretionary grants of other awards under the plan to Trustees, and those can be under different terms than the formula options.

   Option Expiration. Options will terminate no later than 10 years after their date of grant. However, options intended to be ISOs under the 1998 Plan will expire no later than five years after the date of grant if the optionee owns (or is treated as owning) more than 10% of the outstanding shares. The Administrator may not grant options under the Amended Plan after February 19, 2008.

   Restricted Shares. As noted above, the Administrator can issue shares to employees for par or some other payment. The Administrator can impose performance targets or time periods or other restrictions before the employee can keep the shares.

   Restricted Phantom Shares. The Amended Plan also authorizes the Administrator to sell, at a discount, Phantom Shares to certain employees for compensation. The Board expects to use that authority to establish a management deferred compensation/retention plan under which it will require some executives to defer a minimum of 20% of their annual cash bonuses into Phantom Shares and to permit the executives to defer an additional portion of their bonuses the same way. (Phantom Shares keep track of the value of actual shares but do not represent actually issued shares until the participant receives payment under the plan, at which point he will receive shares.) The Administrator will impose work-related restrictions on the circumstances in which the employees can receive payment under the Phantom Shares.

   Effects of Certain Changes of Control. The Amended Plan provides that option exercisability will accelerate and restrictions will lapse if certain events occur. As with the 1998 Plan, these "Changes of Control" generally occur if (i) a person, entity or group acquires more than 40% of the total outstanding shares, (ii) Capital Automotive merges into another entity, unless pre-merger shareholders hold at least 60% of the combined voting power of securities after the merger, or (iii) the shareholders approve liquidation or dissolution or sale of substantially all Company assets, and that approved action occurs. Under the Amended Plan, in certain additional circumstances, either an acquirer must assume or replace the awards or the participants will have some period of time before the transaction occurs to exercise options or take other actions with respect to the awards after which time the Amended Plan will terminate.

   Amendments and Termination. The Board may at any time suspend, terminate, modify or amend the plan. No suspension, termination, modification or amendment of the plan may adversely affect any award previously granted, unless the participant consents.

Tax Consequences

   Nonqualified Share Options. An optionee will not be taxed when he receives a NQSO. When he exercises a NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares he receives and the price he pays, with the "spread" treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the shares and his "basis," which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In addition, the Partnership will receive an income tax deduction for any amounts of "ordinary income" to him.

   Incentive Share Options. An optionee will not be taxed when he receives an ISO and will not be taxed when he exercises the ISO, unless he is subject to the alternative minimum tax ("AMT"). If he holds the shares purchased upon exercise of the ISO (the "ISO Shares") for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

   If the optionee sells the ISO Shares in a "disqualifying disposition" (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the price he paid or (ii) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. The Partnership can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognizes but cannot deduct the amount of the capital gain.

   Alternative Minimum Tax. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is a certain percentage of an individual taxpayer's alternative minimum taxable income that is lower than the regular tax rates but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when the taxpayer sells the ISO Shares by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

   Restricted Share Awards. If a participant receives a Restricted Share award, he will include the amount of the award in income as compensation at the time that any forfeiture restrictions on such shares lapse unless he has already made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") (an "83(b) election," discussed below). He will include in income the fair market value of the shares on the date that the restrictions lapse as to those shares, less any purchase price he paid for such shares. He will treat the included amount as ordinary income, and it will be subject to withholding by the Partnership (either by payment in cash or withholding out of the award), and the Partnership can deduct the amount of the income.

   If he makes an 83(b) election, he will include in income as ordinary income the fair market value of the shares on the date of receipt of the award, less any purchase price paid for such shares. The income will be subject to withholding by the Partnership (either by payment in cash or withholding out of the award), and the Partnership can deduct the amount of the income. If the award is subsequently forfeited, the participant will not receive any deduction for the amount treated as ordinary income. Upon resale of any shares he received, he can treat any subsequent appreciation or depreciation in the value of the shares as capital gain or loss.

   Phantom Shares. The Phantom Shares typically represent deferred compensation. The participant would not ordinarily be taxed until he actually receives payment under the Phantom Shares. At that time, he would have ordinary compensation income, and the Partnership would have a deduction.

   Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1.0 million for a covered employee. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation a covered employee receives for the year from the Partnership, may cause this limitation to be exceeded in any particular year.

   The tax rules disregard certain kinds of compensation, including qualified "performance-based compensation," for purposes of the deduction limitation. Compensation attributable to share options will qualify as performance-based compensation, provided that: (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the shareholders approve that per-employee limitation; (iii) the option is granted by a compensation committee with voting members comprised solely of "outside trustees or directors"; and (iv) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain.

   The above Tax Consequences section summarizes the general principles of current federal income tax law applicable to the purchase of shares under the Amended Plan. While we believe that the description accurately summarizes existing provisions of the Code, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Amended Plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

New Plan Benefits

   Other than the formula grants to non-employee Trustees, the Administrator makes grants under the Amended Plan in its discretion. Consequently, we cannot fully determine the amount or dollar value at this time. The following table sets forth (i) the total number of options for units that we expect to replace under the Amended Plan with options for shares, (ii) options for shares, the granting of which are contingent on shareholder approval of the Amended Plan, and (iii) Restricted Share grants that are also contingent on approval, with the dollar value of each as of March 10, 1999 based on the closing price of the shares on such date. We expect to grant additional options and Restricted Shares under the Amended Plan, but those grants cannot be determined at this time.

                                                        Number of Awards to be
                                    Dollar Value as of      Granted under
         Name and Position          March 10, 1999 (1) the Amended Plan (#) (2)
         -----------------          ------------------ ------------------------
Thomas D. Eckert,..................      $147,179             1,149,066
 President and Chief Executive
  Officer (3)
Scott M. Stahr,....................        51,091               587,288
 Executive Vice President and Chief
  Operating Officer (4)
Donald L. Keithley,................        42,046               271,471
 Executive Vice President of
  Business Development (5)
David S. Kay,......................        51,507               587,624
 Vice President and Chief Financial
  Officer (6)
Peter C. Staaf,....................        51,507               241,204
 Vice President and Treasurer (7)
John M. Weaver,....................        51,507               191,204
 Vice President, General Counsel
  and Secretary (8)
Executive Group (9)................       394,837             3,027,857
Non-Executive Trustee Group (10)...            --               105,000
Non-Executive Officer Employee
 Group (11)........................       142,070               193,656

--------
(1) The value for Restricted Shares is based on the difference between the closing price on March 10, 1999 and the par value (with no discount for the risk of forfeiture for the Restricted Shares). No value is shown for the options as of March 10, 1999 because (i) the replacement options' exercise price exceeded the closing price on March 10, 1999 and (ii) the new options will have an exercise price equal to the closing price on the Annual Meeting date, which cannot be determined as of March 10, 1999.
(2) Table does not include incentive share options the individuals already hold.
(3) The total shown includes 1,031,338 shares under replacement options, 106,061 shares under new options and 11,667 in Restricted Shares.
(4) The total shown includes 546,420 shares under replacement options, 36,818 shares under new options and 4,050 in Restricted Shares.
(5) The total shown includes 237,835 shares under replacement options, 30,303 shares under new options and 3,333 in Restricted Shares.
(6) The total shown includes 546,420 shares under replacement options, 37,121 shares under new options and 4,083 in Restricted Shares.
(7) The total shown includes 200,000 shares under replacement options, 37,121 shares under new options and 4,083 in Restricted Shares.
(8) The total shown includes 150,000 shares under replacement options, 37,121 shares under new options and 4,083 in Restricted Shares.
(9) The total shown includes 2,712,013 shares under replacement options, 284,545 shares under new options and 31,299 in Restricted Shares.
(10) The total shown consists of 105,000 shares under replacement options.
(11) The total shown includes 80,000 shares under replacement options, 102,394 shares under new options and 11,262 in Restricted Shares.

   The Board of Trustees unanimously recommends that you vote FOR the Amended
                                     Plan.

3.Ratification of Arthur Andersen LLP as Independent Accountants

   Arthur Andersen LLP has been our independent accountants since Capital Automotive's inception in 1997. The Audit Committee and the Board of Trustees believe that we should continue this relationship. Representatives from Arthur Andersen will be available at the Annual Meeting to answer your questions and make a statement if they desire.

   The Board of Trustees unanimously recommends that you vote FOR this proposal.

                                SHARE OWNERSHIP

   There were 21,607,415 common shares of Capital Automotive issued and outstanding on March 10, 1999. The following table shows how many shares (or securities redeemable or convertible or exercisable for shares) on a fully converted basis were owned on March 10, 1999 (unless otherwise indicated in a footnote) by (1) each person who owned more than 5% of the issued and outstanding shares on a fully converted basis, (2) the Trustees and Trustee nominees of Capital Automotive, (3) the Chief Executive Officer of Capital Automotive, and (4) the other persons named in the "Executive Compensation-- Summary Compensation Table" on page 15. (In the remainder of this Proxy Statement, we collectively will refer to the Chief Executive Officer and the other persons listed in the Summary Compensation Table as the "named officers.") The table also shows how many shares (calculated on the basis described below) were owned by all of the Trustees and executive officers of Capital Automotive together. For purposes of this table, "fully converted basis" means common shares and securities redeemable or exercisable for common shares that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 10, 1999. The number of shares set forth below includes the number of (A) common shares the person holds, (B) common shares the person could receive (if Capital Automotive elects to issue shares (on a one-for-one basis) rather than pay cash) upon redemption of units of the Partnership held by the person, (C) common shares the person could receive on exercise of options for shares or options for units of the Partnership held by the person, and (D) common shares the person could receive on exercise of warrants for shares held by the person. The owners have sole voting and investment power unless otherwise indicated. The address of the Trustees and the named officers is c/o Capital Automotive, 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102.

                                                          Number of  Percent
          Name and Address of Beneficial Owner             Shares   of Shares
          ------------------------------------            --------- ---------
Robert M. Rosenthal (1).................................. 4,058,966   15.81%
Friedman, Billings, Ramsey Group, Inc. (2)............... 3,194,909   13.96
 1001 19th Street North
 Arlington, Virginia 22209-1710
John J. Pohanka (3)...................................... 2,111,431    9.14
The Prudential Insurance Company of America (4).......... 1,180,600    5.46
 751 Broad Street
 Newark, New Jersey 07102-3777
Wallace R. Weitz and Company (5)......................... 1,090,000    5.04
 1125 South 103 Street, Suite 600
 Omaha, Nebraska 68124-6008
NewSouth Capital Management Inc. (6)..................... 1,546,760    7.16
 1000 Ridgeway Loop Road, Suite 233
 Memphis, Tennessee 38120
Thomas D. Eckert (7).....................................   393,029    1.80
Scott M. Stahr (8).......................................   150,441       *
David S. Kay (9).........................................   143,273       *
Donald L. Keithley (10)..................................    73,127       *
John M. Weaver...........................................     5,000       *
Peter C. Staaf...........................................    10,000       *
Vincent A. Sheehy (11)...................................   340,555    1.55
Lee P. Munder (12).......................................    55,000       *
R. Michael McCullough (12)...............................    11,000       *
Craig L. Fuller (12).....................................    13,000       *
John E. Reilly (12)......................................    11,000       *
William E. Hoglund (12)..................................    12,150       *
William R. Swanson (13)..................................    10,000       *
All Executive Officers and Trustees as a Group (15
 Persons)................................................ 7,397,972   26.27

--------
 * Less than 1%.
(1) Mr. Rosenthal's ownership includes his direct and indirect ownership of common shares of the Company, units of the Partnership and warrants exercisable for shares. The number of shares and units owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on December 31, 1998. Mr. Rosenthal has sole voting and investment power directly over 703,795 units of the Partnership and one common share (gifted to Mr. Rosenthal by Mr. Eckert as a memento of the closing of Capital Automotive REIT's initial public offering of common shares). The balance of the units of the Partnership are held as follows: 106,425 units held by Marion Rosenthal, his spouse; 28,000 units held by Mr. Rosenthal and his spouse as tenants by the entirety; 144,619 units held by 750 North Glebe Road Limited Partnership, of which Mr. Rosenthal is general partner; 182,887 units held by 3400 Columbia Pike Limited Partnership, of which Mr. Rosenthal is general partner; 286,518 units held by R.P. Gaithersburg Limited Partnership, of which Mr. Rosenthal is general partner; and 1,578,940 units held by 8525 Leesburg Pike Limited Partnership, of which Mr. Rosenthal is general partner. In addition, Mr. Rosenthal has sole voting and investment power over a warrant exercisable for 50,000 common shares. Mr. Rosenthal has shared voting and investment power over a warrant exercisable for 657,079 common shares that is held through a limited liability company of which 99% of the ownership interests are held by a grantor's retained annuity trust established by Mr. Rosenthal and 1% of the ownership interests are owned by his spouse. Mr. Rosenthal disclaims voting and investment power over 320,702 units held by relatives not living in his home or held by employees of entities which he controls.
(2) Number of shares owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on March 15, 1999. In the Schedule 13G/A, Friedman, Billings, Ramsey Group, Inc. reported beneficial ownership of 1,917,115 common shares and a currently exercisable warrant for 1,277,794 common shares. Eric F. Billings, Emanuel J. Friedman and W. Russell Ramsey may be deemed to indirectly beneficially own the common shares and warrant by virtue of their positions as "control persons" of Friedman, Billings, Ramsey Group, Inc. Friedman, Billings, Ramsey Group, Inc. and Messrs. Billings, Friedman and Ramsey disclaim beneficial ownership of all such common shares and the warrant for common shares. The common shares and warrant are directly held as follows: 1,792,115 common shares held by FBR Asset Investment Corporation, a REIT fund; 125,000 common shares held by an affiliated fund; and the warrant for 1,277,794 common shares held by Friedman, Billings, Ramsey & Co., Inc., all of whom are related to Friedman, Billings, Ramsey Group, Inc. William R. Swanson, a Trustee of Capital Automotive, is an Executive Vice President and the Chief Operating Officer of FBR Asset Investment Corporation and a Managing Director of Friedman, Billings, Ramsey & Co., Inc.
(3) Mr. Pohanka's ownership includes his direct and indirect ownership of common shares of the Company, units of the Partnership and a warrant exercisable for shares. The number of shares and units owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on January 13, 1999. Mr. Pohanka has sole voting and investment power directly over a warrant exercisable for 707,079 common shares. The balance of the common shares and units are held as follows: 5,250 common shares held by Pohanka Grandchildren Trust; 616,239 common shares and 774,462 units held by Pohanka Properties, Inc.; and 8,400 common shares held by Pohanka Imports, Inc. The Pohanka Grandchildren Trust, of which John J. Pohanka is the Trustee, has sole voting and investment power over its 5,250 common shares. Pohanka Properties, Inc., of which John J. Pohanka is President, has sole voting and investment power over its 616,239 common shares, Pohanka Properties, Inc. shares investment power over the 774,462 common shares which are potentially issuable to Pohanka Properties, Inc. upon redemption of its 774,462 units (upon tender of the units by Pohanka Properties, Inc. for redemption by the Partnership, Capital Automotive, in its discretion, could assume the obligations of the Partnership to redeem such units and, in its discretion, could redeem such units for common shares, on a one-for-one basis, or cash). Pohanka Imports, Inc., of which John J. Pohanka is the President, has sole voting and investment power over its 8,400 common shares. Mr. Pohanka disclaims beneficial ownership of 7,000 common shares held by his spouse. Includes one common share gifted to Mr. Pohanka by Mr. Eckert as a memento of the closing of Capital Automotive REIT's initial public offering of common shares not reported on Schedule 13G.
(4) Number of shares owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 2, 1999.
(5) Number of shares owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999.
(6) Number of shares owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999.
(7) Includes currently exercisable options for 6,667 common shares and 257,835 units.
(8) Includes currently exercisable options for 6,667 common shares and 136,605 units.
(9) Includes currently exercisable options for 6,667 common shares and 136,605 units.
(10) Includes currently exercisable options for 6,667 common shares and 59,459 units.
(11) Includes currently exercisable options for 10,000 units. Mr. Sheehy indirectly owns 330,555 units of the Partnership, as follows: 241,755 units held by Sheehy Investments One Limited Partnership, of which Mr. Sheehy is a limited partner with a 22.1% pecuniary interest; and 88,800 units held by Sheehy Investments Two, L.C., of which Mr. Sheehy is a limited partner with an 18% pecuniary interest.
(12) Includes currently exercisable options for 10,000 units.
(13) Includes currently exercisable options for 10,000 units. Mr. Swanson, a Trustee of Capital Automotive, is an Executive Vice President and the Chief Operating Officer of FBR Asset Investment Corporation and a Managing Director of Friedman, Billings, Ramsey & Co., Inc.

                             THE BOARD OF TRUSTEES

   The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each nominee, and the positions they currently hold with Capital Automotive. The information is as of March 10, 1999 unless otherwise indicated.

                Name                Age          Position           Trustee Since
                ----                ---          --------           -------------
 John J. Pohanka (Y)(Z)...........   70  Chairman of the Board of   February 1998
                                         Trustees
 Thomas D. Eckert (Z).............   51  President and Chief
                                          Executive Officer
                                          and Trustee               October 1997
 Craig L. Fuller (X)(Y)...........   48  Trustee                    April 1998
 William E. Hoglund (X)(Y)........   64  Trustee                    February 1998
 R. Michael McCullough (X)(Z).....   60  Trustee                    April 1998
 Lee P. Munder (Z)................   53  Trustee                    April 1998
 John E. Reilly (Y)(Z)............   72  Trustee                    February 1998
 Robert M. Rosenthal..............   71  Trustee                    February 1998
 Vincent A. Sheehy................   40  Trustee                    April 1998
 William R. Swanson (Z)...........   50  Trustee                    February 1998

--------
(X) Members of the Audit Committee
(Y) Members of the Executive Compensation Committee
(Z) Members of the Executive Committee

   John J. Pohanka is the Chairman of the Board of Trustees of Capital Automotive REIT. Mr. Pohanka has been involved in the automotive industry for almost 50 years and is also the Chairman of the Pohanka Automotive Group. Founded in 1919, the Pohanka Automotive Group is currently comprised of 11 dealerships, each of which is located in the greater Washington, D.C. Metropolitan Area. The Pohanka Automotive Group's dealerships have received numerous awards, including the Time Magazine Quality Dealer Award. Mr. Pohanka has been active in a number of national and local industry and business groups during his career including having served as a past President of the National Automobile Dealers Association, a past President of the National Capitol Area Automotive Trade Association and a past Chairman of the National Institute for Automotive Service Excellence, a group which he co-founded.

   Thomas D. Eckert is Capital Automotive's President and Chief Executive Officer and is a member of the Board of Trustees joining Capital Automotive in October 1997. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, the largest homebuilding firm in the U.S. Most recently, Mr. Eckert served as President of Pulte's Mid-Atlantic Region, which included oversight of the company's land acquisition, development and homebuilding operations from Virginia to New Jersey. Prior to working at Pulte, Mr. Eckert was employed with the public accounting firm of Arthur Andersen LLP for over seven years. Mr. Eckert is a former director of PMH Mortgage Company and is currently a director of 33 Munder Funds, a $7.0 billion mutual fund group, and the Celotex Corporation, a building products manufacturing entity with $700.0 million in annual revenues. From November 1996 to November 1997, Mr. Eckert was a director of the FBR Funds, a diversified family of two mutual funds affiliated with Friedman, Billings, Ramsey & Co., Inc.

   Craig L. Fuller has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. From June 1996 to present, Mr. Fuller has served as the Managing Director of Korn/Ferry International, an executive recruiting firm. Prior to joining Korn/Ferry International, he was the Vice Chairman of the public relations and consulting firm of Burson-Marsteller from December 1995 to June 1996, and he was the Chairman of the Fuller Company, a political consulting firm, from May 1995 to December 1995. From January 1992 until May 1995, Mr. Fuller served as a Senior Vice President in the Corporate Affairs Division of Philip Morris Companies, Inc.

   William E. Hoglund has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. From 1956 until his retirement in 1994, Mr. Hoglund was employed by General Motors

Corporation. At the time of his retirement in 1994, Mr. Hoglund was serving as an Executive Vice President and member of the General Motors Corporation Board of Directors. His previous assignments at General Motors Corporation included serving as Corporate Comptroller, Chief Financial Officer, President of Saturn, General Manager of the Pontiac Division, and Group Executive for the Buick-Oldsmobile-Cadillac Group. Currently, Mr. Hoglund is a director of the Mead Corporation, Detroit Diesel Corporation and the Sloan Foundation.

   R. Michael McCullough has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Mr. McCullough was employed by Booz, Allen & Hamilton Inc. from 1965 through 1996. He was the Chairman and Chief Executive Officer of Booz, Allen & Hamilton Inc. from 1984 to 1992. From 1992 until his retirement in 1996, Mr. McCullough was the Senior Chairman of Booz, Allen & Hamilton Inc. Currently, Mr. McCullough is a Director of O'Sullivan Corporation, Host Marriott Services, Watson Wyatt Worldwide and National Rehabilitation Hospital. Mr. McCullough is also Chairman of the Suburban Hospital Foundation.

   Lee P. Munder has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Currently, Mr. Munder is serving as the Chairman of Munder Capital Management, an investment advisory firm. Mr. Munder has been employed by Munder Capital Management since 1985 and focuses on the strategic planning aspect of the company's business.

   John E. Reilly has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. Currently, Mr. Reilly is serving as a consultant to American Isuzu Motors, Inc. From 1980 until his retirement in 1997, Mr. Reilly was employed by American Isuzu Motors, Inc. At the time of his retirement, Mr. Reilly was serving as a Senior Executive Advisor. His previous assignments at American Isuzu Motors, Inc. included serving as Chairman and Senior Vice President.

   Robert M. Rosenthal has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. Mr. Rosenthal has been the Chairman of the Rosenthal Automotive Organization since 1954. Mr. Rosenthal has been involved in the automotive industry for 50 years and during that time has founded more than 35 dealerships. He is currently a Director of the Metropolitan Washington Airport Authority, First Virginia Bank and a Director and Officer of the Phillips Collection. Rosenthal Automotive is currently comprised of 15 dealerships located in the greater Washington, D.C. Metropolitan Area. Rosenthal Automotive Organization has received numerous awards including a Time Magazine Quality Dealer Award and the Award of Distinction from Sports Illustrated and the American International Automobile Dealer Association. He has served as past President of the Washington Area New Automobile Dealers Association.

   Vincent A. Sheehy has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Mr. Sheehy has been the President of Sheehy Auto Stores since July 1, 1998. From 1991 to present, Mr. Sheehy has owned and/or acted as General Manager or President of various Sheehy dealerships. Mr. Sheehy was a member of the Nissan National Dealer Advisory Board and is a member of the Nissan National Dealer Product Committee. Mr. Sheehy is a Director of the Virginia Automobile Dealers Association and Secretary of the Washington Area New Automobile Dealers Association.

   William R. Swanson has served as a member of the Board of Trustees of Capital Automotive since February 19, 1998. Mr. Swanson has been a Managing Director of Friedman, Billings, Ramsey & Co., Inc., which is related to Friedman, Billings, Ramsey Group, Inc., in its real estate investment banking group, since February 1994. Since November 1998, Mr. Swanson has been an Executive Vice President and the Chief Operating Officer of FBR Asset Investment Corporation, a REIT fund. From November 1997 to November 1998, Mr. Swanson was Chief Operating Officer of FBR Asset Investment Corporation. From 1993 to 1994, Mr. Swanson served as President of H.G. Smithy Company, Inc., a full service commercial, multi-family and mortgage servicing real estate company headquartered in Washington, D.C.

Board Organization and Meetings

   Board of Trustees. Capital Automotive is managed by a ten-member Board of Trustees. The Board of Trustees met three times in person, held one telephonic meeting and acted once by unanimous written consent in the fiscal year ended December 31, 1998. Each of the current nominees attended at least 75% of the total number of meetings of the Board of Trustees and meetings of the committees of the Board of Trustees that he was eligible to attend.

   Audit Committee. The Board of Trustees of Capital Automotive has established an Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Capital Automotive's internal accounting controls. The Audit Committee met once in the fiscal year ended December 31, 1998. Messrs. Fuller, Hoglund and McCullough are members of the Audit Committee.

   Executive Committee. The Board of Trustees of Capital Automotive has established an Executive Committee. Subject to Capital Automotive's conflicts of interest policies, the Executive Committee has been granted certain power to authorize, on behalf of the full Board of Trustees, the execution of certain contracts and agreements, including those related to the borrowing of money by Capital Automotive. The Executive Committee may also authorize actions on behalf of Capital Automotive in its capacity as general partner of Capital Automotive L.P. The Executive Committee did not meet and acted once by unanimous written consent in the fiscal year ended December 31, 1998. Messrs. Eckert, McCullough, Munder, Pohanka, Reilly and Swanson are members of the Executive Committee.

   Executive Compensation Committee. The Board of Trustees of Capital Automotive has established an Executive Compensation Committee. The Executive Compensation Committee is responsible for establishing Capital Automotive's compensation programs for executive officers. The President and Chief Executive Officer makes recommendations to the Executive Compensation Committee for consideration. The Executive Compensation Committee makes an independent determination of the executive compensation (including any bonus or incentive compensation) to be paid to each executive officer. The Executive Compensation Committee met three times, held one telephonic meeting and acted twice by unanimous written consent in the fiscal year ended December 31, 1998. Messrs. Fuller, Hoglund, Pohanka and Reilly are members of the Executive Compensation Committee.

Compensation of Trustees

   Capital Automotive pays its Trustees who are not employees of Capital Automotive $3,750 per calendar quarter for their services as Trustees. In 1998, Capital Automotive paid each non-employee Trustee $11,250, or $3,750 per quarter. Each non-employee Trustee (other than Messrs. Pohanka and Rosenthal) also received a grant of options to purchase 15,000 units under the 1998 Plan upon election or appointment to the Board of Trustees.

                               EXECUTIVE OFFICERS

   The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each executive officer who is not also a Trustee of Capital Automotive. The information is as of March 10, 1999, unless otherwise indicated:

                Name                Age               Position
                ----                ---               --------
 Scott M. Stahr...................   42 Executive Vice President and Chief
                                        Operating Officer
 Donald L. Keithley...............   59 Executive Vice President of Business
                                        Development
 David S. Kay.....................   32 Vice President and Chief Financial
                                        Officer
 Peter C. Staaf...................   52 Vice President and Treasurer
 John M. Weaver...................   39 Vice President, General Counsel and
                                        Secretary

   The executive officers are elected by the Board of Trustees and hold office until their successors are elected and qualify.

   Scott M. Stahr is Capital Automotive's Executive Vice President and Chief Operating Officer joining Capital Automotive in November 1997. From 1985 to 1997, Mr. Stahr was a Principal at LaSalle Partners, Inc., a Chicago-based institutional real estate investment firm. In that role, Mr. Stahr was responsible for sourcing, underwriting and negotiating acquisitions of office, retail, parking and industrial properties. Mr. Stahr has also advised and provided consulting services to corporate and institutional clients on the acquisition, disposition and value enhancement of their real estate related holdings. Prior to joining LaSalle Partners, Mr. Stahr was a practicing attorney with a broad commercial litigation and real estate practice.

   Donald L. Keithley is Capital Automotive's Executive Vice President of Business Development joining Capital Automotive in November 1997. Prior to joining Capital Automotive, Mr. Keithley was the J.D. Power and Associates Partner in charge of Dealer Relations from 1984 to 1997. In 1996, Mr. Keithley authored "The Revolution in Automotive Retailing: A Perspective of the New Millennia," a book which addresses the rapidly evolving changes in the dealership franchise system. He has given numerous presentations on this subject to executives within the industry. Before his tenure at J.D. Power and Associates, Mr. Keithley was employed by Toyota Motor Company and the Ford Motor Company.

   David S. Kay is Capital Automotive's Vice President and Chief Financial Officer joining Capital Automotive in October 1997. Prior to joining Capital Automotive, Mr. Kay was employed by the public accounting firm of Arthur Andersen LLP in Washington, D.C. for approximately ten years. His areas of expertise included emerging companies in the automotive, retail and distribution industries. While at Arthur Andersen LLP, Mr. Kay provided clients with consultation regarding mergers and acquisitions, business planning and strategy, and equity financing. He also has several years of experience in capital formation projects, roll-up transactions and initial public offerings for motor vehicle dealerships across the nation. Mr. Kay has participated on a NADA task force and has given presentations at NADA conventions, AICPA conferences and at other industry seminars.

   Peter C. Staaf is Capital Automotive's Vice President and Treasurer joining Capital Automotive in October 1998. Prior to joining Capital Automotive, from 1997 to 1998, Mr. Staaf was Senior Vice President, head trader and manager of fixed income at Ziegler Securities, a Chicago-based investment banking boutique. In that role, Mr. Staaf was responsible for establishing the regional mortgage trading and sales effort focused primarily on credit sensitive and subordinated mortgage backed securities. From 1994 to 1997, Mr. Staaf was a Managing Director of Cleary Gull Reiland & McDevitt, Inc. From 1991 to 1994, Mr. Staaf served as Vice President of mortgage trading at Smith Barney Shearson Incorporated. In his positions with Cleary Gull Reiland & McDevitt, Inc. and Smith Barney Shearson Incorporated, Mr. Staaf had responsibility for structuring, bidding, hedging and marketing non-agency pass throughs, whole loans and managing secondary mortgage positions. He also served as President of Pulte Financial Companies, Inc. for seven years and held a senior position at Blunt Ellis and Loewi, Inc.

   John M. Weaver is Capital Automotive's Vice President, General Counsel and Secretary joining Capital Automotive in July 1998. Mr. Weaver joined Capital Automotive from Shaw, Pittman, Potts & Trowbridge, a 250-attorney, Washington DC-based law firm where he was a partner concentrating on all aspects of real estate law and transactional matters. As a member of Shaw Pittman's Real Estate Group, nationally recognized for its work with REITs, Mr. Weaver focused primarily on real estate developers, investors and lenders. Since joining Shaw Pittman in 1991, Mr. Weaver had been involved in a number of acquisitions and financings within the REIT sector. Prior to joining Shaw Pittman, Mr. Weaver had been an associate attorney with Hazel & Thomas, P.C., Northern Virginia's largest law firm.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the compensation earned by Capital Automotive's Chief Executive Officer and each of its five other most highly compensated executive officers (the "named officers") who were serving as executive officers on December 31, 1998. Capital Automotive was organized on October 20, 1997 and did not conduct any operations prior to that date.

                                                         Long-Term
                                                       Compensation
                                                          Awards
                                 Annual                -------------
   Name and Principal         Compensation              Options (#       All Other
        Position         Year  Salary($)   Bonus($)    shares/units) Compensation($)(2)
   ------------------    ---- ------------ --------    ------------- ------------------
Thomas D. Eckert,....... 1998   350,000    230,000       1,058,004           --
 President and Chief     1997    65,175         --              --           --
  Executive Officer
Scott M. Stahr,......... 1998   225,000    120,000         573,086           --
 Executive Vice          1997    24,231    250,000(1)           --           --
  President and Chief
 Operating Officer
Donald L. Keithley,..... 1998   200,000    100,000         264,501           --
 Executive Vice          1997    15,128         --              --           --
  President of Business
 Development
David S. Kay,........... 1998   150,000    150,000         573,086           --
 Vice President and      1997    33,172         --              --           --
  Chief Financial
  Officer
Peter C. Staaf,......... 1998    33,878         --         200,000           --
 Vice President and      1997        --         --              --           --
  Treasurer
John M. Weaver,......... 1998    68,269     85,000         150,000           --
 Vice President,         1997        --         --              --           --
  General Counsel
  and Secretary

--------
(1) In 1997, Mr. Stahr received a signing bonus of $250,000 to compensate him for terminating his employment with his prior employer.
(2) Other annual compensation for each named officer totaled less than $50,000 and 10% of the total of annual salary and bonus reported for such named officer.

Share/Unit Option Grants in Last Fiscal Year

   The following table sets forth the options granted to Capital Automotive's named officers during the fiscal year ended December 31, 1998.

                                                                                   Potential Realizable Value
                                                                                   at Assumed Annual Rates of
                                                                                    Share Price Appreciation
                                            Individual Grants                           for Option Term
                          -------------------------------------------------------- --------------------------
                          Number of
                          Securities    Percent of Total
                          Underlying    Options Granted   Exercise or
                           Options      to Employees in    Base Price   Expiration
          Name            Granted(#)      Fiscal Year    ($/Sh/Unit)(3)  Date(4)   5% ($)(3)(5) 10% ($)(3)(5)
          ----            ----------    ---------------- -------------- ---------- ------------ -------------
Thomas D. Eckert,
 President and Chief
 Executive Officer (1)..  1,058,004           35.2           15.00        2/19/08   9,980,595    25,292,788
Scott M. Stahr,
 Executive Vice
 President and Chief
 Operating Officer (1)..    573,086           19.1           15.00        2/19/08   5,406,161    13,700,272
Donald L. Keithley,
 Executive Vice
 President of Business
 Development (1)........    264,501            8.8           15.00        2/19/08   2,495,149     6,323,197
David S. Kay, Vice
 President and Chief
 Financial Officer (1)..    573,086           19.1           15.00        2/19/08   5,406,161    13,700,272
Peter C. Staaf, Vice
 President and Treasurer
 (1)....................    200,000(6)         6.7           14.00       10/19/08   1,760,905     4,462,479
John M. Weaver, Vice
 President, General
 Counsel and
 Secretary(2)...........    150,000(6)         5.0           13.75        6/22/08   1,297,095     3,287,094

--------
(1) The Board of Trustees has accelerated the exercise schedule for such options causing them to become exercisable at a rate of 25% per year over four years commencing on the first anniversary of the named officer's date of hire.
(2) Options become exercisable 25% per year over four years commencing on the first anniversary of the date of grant.
(3) Units issued on exercise of options may be redeemed by the holder. The Partnership will redeem such units for cash, or Capital Automotive may assume the obligation of the Partnership, and may redeem the units for common shares, on a one-for-one basis, or cash.
(4) The expiration date of the options is ten years after the date of the grant.
(5) The potential realizable value is reported net of the option price, but before the income taxes associated with exercise. These amounts represent assumed compounded rates of appreciation at 5% and 10% from the date of the grant to the expiration date of the options.
(6) These options were issued outside the 1998 Plan pursuant to a written option agreement with the named officer.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Share/Unit Option Values

   As the following table reflects, none of Capital Automotive's named officers exercised options in fiscal year 1998.

                                                  Number of Securities
                                                 Underlying Unexercised     Value of Unexercised
                                                       Options at          In-the-Money Options at
                          Shares/Units  Value       December 31, 1998          Fiscal Year End
                          Acquired on  Realized Exercisable/Unexercisable Exercisable/Unexercisable
          Name            Exercise (#)  ($)(1)             (2)                     ($)(5)
          ----            ------------ -------- ------------------------- -------------------------
Thomas D. Eckert,
 President and Chief
 Executive Officer (3)..       --         --         264,502/793,502             --/--
Scott M. Stahr,
 Executive Vice
 President and Chief
 Operating Officer (3)..       --         --         143,272/429,814             --/--
Donald L. Keithley,
 Executive Vice
 President of Business
 Development (3)........       --         --          66,126/198,375             --/--
David S. Kay, Vice
 President and Chief
 Financial Officer (3)..       --         --         143,272/429,814             --/--
Peter C. Staaf, Vice
 President and Treasurer
 (3)....................       --         --              --/200,000             --/175,000
John M. Weaver, Vice
 President, General
 Counsel and Secretary
 (4)....................       --         --              --/150,000             --/168,750

--------
(1) Based on the fair market value of Capital Automotive's common shares on the date of exercise (the closing price) minus the exercise price and multiplied by the number of securities acquired.
(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of Capital Automotive's common shares on December 31, 1998.
(3) The Board of Trustees has accelerated the exercise schedule for such options causing them to become exercisable at a rate of 25% per year over four years commencing on the first anniversary of the named officer's date of hire.
(4) Options vest 25% per year over four years commencing on the first anniversary of the date of grant.
(5) Based on the closing price of Capital Automotive's common shares on December 31, 1998 ($14.875) minus the exercise price.

Employment Agreements

   Capital Automotive and the Partnership have entered into employment agreements with Messrs. Eckert, Stahr, Kay, Keithley and Weaver. Each agreement currently terminates in October 2001 and provides that the executive officer agrees to devote his full business time to the operation of Capital Automotive (except as Capital Automotive otherwise agrees, including on behalf of the Partnership). The employment agreement permits Capital Automotive to terminate the executive officer's employment with appropriate notice for or without cause. In general, cause is defined to include: (1) engaging in dishonesty relating materially to performance of services or obligations contained in the employment agreement; (2) conviction of any misdemeanor (other than minor infractions) involving fraud, breach of trust, misappropriation or other similar activity or any felony; (3) performance of duties in a grossly negligent manner; or (4) wilful breach of the employment agreement in a manner materially injurious to Capital Automotive. In addition, executives may resign for good reason (generally defined in the employment agreement to include Capital Automotive's failure to comply with such agreement's material terms, the reduction of responsibilities and duties or, for Mr. Eckert, his involuntary departure from the Board of Trustees), relocation or a change of control. In general terms, a change of control occurs (1) if a person, entity or group (with certain exceptions) acquires more than 40% of

Capital Automotive's then outstanding voting securities, (2) if Capital Automotive merges into another entity unless prior shareholders of Capital Automotive have at least 60% of the combined voting power of the securities in the merged entity, or (3) upon the liquidation or dissolution of Capital Automotive or sale or disposition of substantially all of Capital Automotive's assets.

   If an executive officer's employment ends for any reason, Capital Automotive will pay accrued salary, bonuses already determined, and other existing obligations. In addition, if Capital Automotive terminates Messrs. Eckert, Stahr, Kay and Keithley's employment without cause or any of them resigns for good reason, Capital Automotive will be obligated to pay (1) a lump sum payment of severance equal to 24 months' salary, (2) premiums for the period for group health coverage, if any, to which he is entitled by law, and (3) a pro rata annual bonus for the year of termination. Mr. Weaver is employed under similar terms except that Capital Automotive would be obligated to pay a lump sum payment of severance equal to 12 months' salary. Notwithstanding the foregoing, Capital Automotive has not agreed to pay severance and provide the foregoing benefits if the executive officer's employment ends because of expiration or non-extension of his employment agreement.

   While employed and for a one-year period after employment, Messrs. Eckert, Stahr, Kay, Keithley and Weaver have agreed not to compete with Capital Automotive by working with or investing in any enterprise engaged in forming or operating dealerships or that invests primarily in dealerships or motor vehicle related businesses or properties used by dealerships or related businesses or that provides real estate financing to dealerships or related businesses (with a special exception for legal services Mr. Weaver may provide during that period).

       EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Compensation Philosophy. Our goal is to design and administer an executive compensation program to (i) attract and retain qualified executive officers,
(ii) reward executive officers for superior performance in achieving Capital Automotive's business objectives and enhancing shareholder value, (iii) align the executive officers' interests with those of the shareholders, and (iv) provide incentives for the creation of long-term shareholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses and equity options. The Committee reviews and approves Capital Automotive's policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, principally equity option awards. As part of this review, the Committee decides what portion of the salary and other compensation appropriately belongs with the Partnership and what portion is an expense of Capital Automotive. (For purposes of this report, and as a reflection of economic reality, we describe the combined compensation from the Partnership and Capital Automotive.)

   Pre-Public Actions. The employment contracts and compensation for Messrs. Eckert, Stahr, Keithley and Kay were established before Capital Automotive completed its public offering. The compensation decisions were made in consultation with Capital Automotive's financial advisers and managing underwriter for the initial public offering.

   Base Salary Levels. We believe that base salary levels at Capital Automotive are reasonably related to the salary levels of executive officers of comparable real estate investment trusts at similar stages of development. We set base salaries and determined other compensation for 1998 based on those factors. We also believe that the current base salary levels of our executive officers take into account the unique talents and skills of our executive officers. The senior executives have employment agreements that set floors on base salary and other elements of compensation for their contract terms, but the Committee can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies deemed comparable by the Committee, and inflation.

   Bonus Awards. Capital Automotive uses performance bonuses to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which

Capital Automotive and individual performance objectives are achieved. Capital Automotive's objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building shareholder value. For fiscal year 1998, these objectives were: (i) evaluating, negotiating and reaching agreement as to the initial properties as Capital Automotive advanced toward its public offering; (ii) effective implementation of the planned growth of Capital Automotive; (iii) continued advances toward project goals in property acquisition and management; (iv) progress in certain financial and administrative activities; and (v) achievement of superior total shareholder return as compared to Capital Automotive's peer group. The Committee awarded $685,000 in bonuses to named officers for fiscal year 1998.

   Long-Term Incentive Compensation. The Board and shareholders approved the 1998 Equity Incentive Plan as the principal means of providing long-term incentives. The Committee believes that the use of equity incentives aligns the interest of executive officers with those of shareholders and promotes long-term shareholder value better than does cash alone. The Committee administers the 1998 Plan, and determines the terms of the options and the number of option grants. In 1998, the Committee hired Watson Wyatt to review the levels of compensation and the equity programs, and the Board has used Watson Wyatt's recommendations to redesign the 1998 Plan.

   Compensation of the Chief Executive Officer. The Committee intends to use the same procedures described above in setting the annual salary, bonus and long-term incentive compensation of the Chief Executive Officer (the "CEO"). The Board had established the CEO's salary for this report's period by contract before the public offering and had granted him unit options and incentive share options for a total of 1,058,004 shares and units at $15.00 per equity interest in fiscal year 1998. The Committee approved his 1998 bonus award of $230,000. In doing so, the Committee used the Watson Wyatt study and considered Capital Automotive's satisfaction of performance goals such as achievement of superior funds from operations ("FFO") and, as compared to its peer group, total shareholder return, and key subjective factors such as the CEO's continued success in building a solid base of automotive dealership properties, creating a solid, efficient officer group and staff to manage the rapid expansion, and recruiting and retaining highly qualified executives. In awarding any future long-term incentive compensation, the Committee will consider the CEO's performance, overall contribution to Capital Automotive, retention of employees, and achievement of superior FFO growth per share and total shareholder return, as compared to its peer group.

   Compensation Deduction Limit. The Securities and Exchange Commission (the "SEC") requires that this report comment on Capital Automotive's policy with respect to a special rule under the tax laws, Section 162(m) of the Code. That section can limit the deductibility on a Subchapter C corporation's federal income tax return of compensation of $1.0 million to any of the executive officers. (Most public companies are Subchapter C corporations, but Capital Automotive is not, so we describe the difference below.)

   A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its shareholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. The Committee's policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing Capital Automotive's executives with the proper incentives to remain with and increase the prospects of Capital Automotive. We note that Section 162(m) does not affect Capital Automotive as directly as it does Subchapter C corporations, because Capital Automotive does not ordinarily pay taxes. Instead, if optionees buy a large number of shares at the same time by exercising options, Capital Automotive might not be able to deduct all of the compensation income from those purchases. That loss of deduction could increase the amount that Capital Automotive must distribute to its shareholders, which might mean it would need to borrow to make distributions. Given the way we administer the incentive plan, we think it is unlikely that this result will occur. Capital Automotive did not pay any compensation with respect to 1998 that would be outside the limits of Section 162(m).

                                          Executive Compensation Committee

                                          John E. Reilly, Chairman
                                          Craig L. Fuller
                                          William E. Hoglund
                                          John J. Pohanka

Compensation Committee Interlocks and Insider Participation

   Messrs. Reilly, Fuller, Hoglund, and Pohanka have never been officers or employees of Capital Automotive. See "Certain Relationships and Related Transactions" for a discussion of Capital Automotive's transactions with Mr. Pohanka.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During the fiscal year ended December 31, 1998, Capital Automotive or its subsidiaries, including the Partnership and its subsidiaries, entered into the following transactions involving an executive officer, Trustee or 5% or greater shareholder (on a fully converted basis, as if units that are eligible for redemption beginning on February 19, 1999 were redeemed by Capital Automotive for common shares on a one-for-one basis):

Trustees

   John J. Pohanka. John J. Pohanka joined the Board of Trustees of Capital Automotive as Chairman of the Board on February 11, 1998. On February 19, 1998, Capital Automotive issued a warrant to John J. Pohanka exercisable for 638,897 units of the Partnership at an exercise price of $15.00 per share, exercisable beginning on February 19, 1998 until February 19, 2003. On March 12, 1998, the number of units for which the warrant was exercisable increased by 68,182 units to a total of 707,079 units. As of December 30, 1998, Capital Automotive exchanged the warrant for 707,079 units held by Mr. Pohanka for a warrant exercisable for 707,079 common shares at an exercise price of $15.00 per share on identical terms as the warrant for units. The warrant for units has been cancelled.

   On February 19, 1998, Capital Automotive closed its initial public offering of common shares at a price of $15.00 per share. Pohanka Properties, Inc. acquired a total of 136,760 common shares at a purchase price of $13.95 per share (which price was net of the 7% underwriting discounts and commissions). The John J. Pohanka Trust owns 15.937% of the stock of Pohanka Properties, Inc. (having an indirect pecuniary interest in 21,795 common shares). John J. Pohanka is the Trustee of The John J. Pohanka Trust. Mr. Pohanka's children, Geoffrey P. Pohanka, Susan Pohanka Schantz and Brian C. Pohanka own, respectively, 44.156%, 38.938% and .969% of Pohanka Properties, Inc. (having indirect pecuniary interests in 60,388, 53,252 and 1,325 common shares, respectively). Pohanka Properties, Inc. is an "S" corporation. Pohanka Virginia Properties Partnership, of which Mr. Pohanka was a general partner, acquired 58,612 common shares at a purchase price of $13.95 per share (which price was net of the 7% underwriting discounts and commissions). John J. Pohanka owned 4% of Pohanka Virginia Properties Partnership (having a pecuniary interest in 2,344.48 common shares), and Mr. Pohanka's children, Brian C. Pohanka, Geoffrey P. Pohanka and Susan Pohanka Schantz, owned, respectively, 10%, 32% and 32% of Pohanka Virginia Properties Partnership (having a pecuniary interest in 5,861.2, 18,755.84 and 18,755.84 common shares, respectively). Mr. Pohanka ceased to be a general partner of Pohanka Virginia Properties Partnership when it was reorganized on April 2, 1998 into a limited liability company, Pohanka Virginia Properties, L.L.C. Mr. Pohanka is not a controlling member of Pohanka Virginia Properties, L.L.C. Each of John J. Pohanka and Mr. Pohanka's children owns the same percentage of Pohanka Virginia Properties, L.L.C. as he owned of Pohanka Virginia Properties Partnership.

   On February 19, 1998, entities related to Mr. Pohanka contributed real estate and improvements to Capital Automotive L.P. for a total acquisition cost of $31,480,809 as follows:

                                             Allocation of Acquisition Cost
                                            ---------------------------------
                                   Total             Assumption and
                                Acquisition           Repayment of  Number of
         Selling Group            Cost(1)     Cash   Mortgage Debt   Units(2)(3)
         -------------          ----------- -------- -------------- ---------
Pohanka Automotive Group....... $31,480,809 $695,809  $13,382,514   1,160,162

--------
(1) Includes acquisition closing costs allocated by the Partnership to these transactions.
(2) The units were issued based on a price of $15.00 per unit.
(3) Beginning on February 19, 1999, the units are eligible to be redeemed by the Partnership at the request of the unit holder. Capital Automotive may assume the obligation of the Partnership to redeem the units for cash or common shares. Capital Automotive could exchange units for common shares on a one-for-one basis.

   Set forth below is certain information relating to the properties acquired from entities related to Mr. Pohanka:

                                                                    Acquisition
                 Dealerships(1)                       Location        Cost(1)
                 --------------                       --------      -----------
Pohanka Acura & Chevrolet/GEO................... Chantilly, VA      $ 7,675,339
Pohanka Saturn/Isuzu Oldsmobile & GMC Truck..... Marlow Heights, MD   4,363,392
Pohanka Saturn.................................. Bowie, MD            4,105,376
Pohanka Honda................................... Marlow Heights, MD   3,705,822
Pohanka Lexus................................... Chantilly, VA        3,440,286
Pohanka Cadillac, Hyundai, Nissan & Kia......... Fredericksburg, VA   3,444,486
Pohanka Undeveloped Dealership Lot.............. Chantilly, VA        2,461,943
Pohanka Hyundai & Subaru........................ Marlow Heights, MD   1,571,392
Pohanka Body Shop............................... Marlow Heights, MD     712,773
                                                                    -----------
    Total.......................................                    $31,480,809
                                                                    ===========

--------
(1) Includes acquisition closing costs allocated by the Partnership to these transactions.

   On February 19, 1998, Pohanka Properties, Inc. acquired a total of 774,462 units of the Partnership at $15.00 per unit as part of the acquisition cost for properties contributed to the Partnership. A portion of the cash allocated to the acquisition cost represents closing costs paid on behalf of Pohanka Properties, Inc. The John J. Pohanka Trust owns 15.937% of the stock of Pohanka Properties, Inc. (having an indirect pecuniary interest in approximately 123,426 units). Mr. Pohanka's children, Geoffrey P. Pohanka, Susan Pohanka Schantz and Brian C. Pohanka owns, respectively, 44.156%, 38.938% and .969% of the stock of Pohanka Properties, Inc. (having indirect pecuniary interests in approximately 341,971, 301,560 and 7,505 units, respectively).

   On February 19, 1998, Pohanka Virginia Properties Partnership, of which Mr. Pohanka was a general partner, acquired 385,700 units of the Partnership at $15.00 per unit as part of the acquisition cost for properties contributed to the Partnership. A portion of the cash allocated to the acquisition cost represents closing costs paid on behalf of Pohanka Virginia Properties Partnership. John J. Pohanka owned 4% of Pohanka Virginia Properties Partnership (having a pecuniary interest in 15,428 units) and Mr. Pohanka's children, Geoffrey P. Pohanka, Susan Pohanka Schantz and Brian C. Pohanka owned, respectively, 32%, 32% and 10% of Pohanka Virginia Properties Partnership (having indirect pecuniary interests in 123,424, 123,424 and 38,570 units, respectively). Mr. Pohanka ceased to be a general partner of Pohanka Virginia Properties Partnership when it was reorganized on April 2, 1998 into a limited liability company, Pohanka Virginia Properties, L.L.C. Mr. Pohanka is not a controlling member of Pohanka Virginia Properties, L.L.C. Each of John J. Pohanka and Mr. Pohanka's children owns the same percentage of Pohanka Virginia Properties, L.L.C. as he owned of Pohanka Virginia Properties Partnership.

   In connection with the acquisitions of the properties on February 19, 1998, the Partnership assumed and paid in full debt as follows: (1) Pohanka Properties, Inc. was relieved of an aggregate of $9,372,406 of bank debt under several loans from NationsBank, N.A., and (2) Pohanka Virginia Properties Partnership was relieved of an aggregate of $4,010,108 of bank debt under several loans from NationsBank, N.A.

   Capital Automotive has leased the properties acquired from entities related to Mr. Pohanka back to other entities related to Mr. Pohanka as follows:

                                                                       Annual
            Lessees (Dealerships)(1)                   Location      Base Rent
            ------------------------                   --------      ---------
Pohanka Properties, Inc. (Chevrolet/GEO and
 Acura)(2)......................................  Chantilly, VA      $  839,549
Pohanka Properties, Inc. (Saturn, Isuzu,
 Oldsmobile and GMC Truck)(2)...................  Marlow Heights, MD    475,608
Pohanka Virginia Properties, L.L.C.
 (Saturn)(3)....................................  Bowie, MD             447,171
Pohanka Properties, Inc. (Honda) (2)............  Marlow Heights, MD    406,575
Pohanka Properties, Inc. (Lexus) (2)............  Chantilly, VA         377,366
Pohanka Virginia Properties, L.L.C. (Cadillac,
 Hyundai, Nissan, Oldsmobile & Kia) (3).........  Fredericksburg, VA    377,830
Pohanka Virginia Properties, L.L.C. (Undeveloped
 Dealership Lot) (3)............................  Chantilly, VA         270,008
Pohanka Properties, Inc. (Hyundai & Subaru)(2)..  Marlow Heights, MD    171,787
Pohanka Properties, Inc. (Body Shop)(2).........  Marlow Heights, MD     77,340
                                                                     ----------
    Total.......................................                     $3,443,234
                                                                     ==========

--------
(1) Each lease with an affiliate of Pohanka Automotive Group has been guaranteed by each other lessee and dealership affiliated with Pohanka Automotive Group.
(2) Owned by The John J. Pohanka Trust (15.937%) and Mr. Pohanka's children, Geoffrey P. Pohanka (44.156%), Susan Pohanka Schantz (38.938%) and Brian C. Pohanka (.969%).
(3) Owned by John J. Pohanka (4%) and Mr. Pohanka's children, Geoffrey P. Pohanka (32%), Susan Pohanka Schantz (32%) and Brian C. Pohanka (10%).

   Robert M. Rosenthal. Robert M. Rosenthal joined the Board of Trustees of Capital Automotive on February 11, 1998. On February 19, 1998, Capital Automotive issued a warrant to Robert M. Rosenthal exercisable for 638,897 units at an exercise price of $15.00 per share, exercisable beginning on February 19, 1998 until February 19, 2003. On March 12, 1998, the number of units for which the warrant was exercisable increased by 68,182 units to a total of 707,079 units. In September 1998, Mr. Rosenthal and his spouse completed a series of independent transfers that resulted in Mr. Rosenthal owning a warrant exercisable for 50,000 units and Rosenthal & Daughters L.L.C. owning a warrant exercisable for 657,079 units. The outstanding limited liability company interests of Rosenthal & Daughters L.L.C. are 99% owned by a grantor retained annuity trust (Robert M. Rosenthal Annuity Trust Number One) established by Mr. Rosenthal and 1% owned by Mr. Rosenthal's spouse. As of December 31, 1998, Capital Automotive exchanged a warrant exercisable for 50,000 units held by Mr. Rosenthal for a warrant exercisable for 50,000 common shares. As of December 31, 1998, Capital Automotive exchanged a warrant exercisable for 657,079 units held by Rosenthal & Daughters L.L.C. for a warrant exercisable for 657,079 common shares. The warrants for common shares are exercisable at a price of $15.00 per share and have identical terms as the warrants for units. The warrants for units have been cancelled.

   On February 19, 1998, Mr. Rosenthal and entities related to Mr. Rosenthal contributed real estate and improvements to Capital Automotive L.P. for a total acquisition cost of $65,256,231 as follows:

                                             Allocation of Acquisition Cost
                                           -----------------------------------
                                  Total             Assumption and
                               Acquisition           Repayment of   Number of
        Selling Group            Cost (1)    Cash   Mortgage Debt  Units(2)(3)
        -------------          -----------   ----   -------------- -----------
Rosenthal Automotive
 Organization................. $65,256,231 $745,560  $14,232,309    3,351,886

--------
(1) Includes acquisition closing costs allocated by the Partnership to these transactions.
(2) The units were issued based on a price of $15.00 per unit.
(3) Beginning on February 19, 1999, the units are eligible to be redeemed by the Partnership at the request of the unitholder. Capital Automotive may assume the obligation of the Partnership to redeem the units for cash or common shares. Capital Automotive could redeem units for common shares on a one-for-one basis.

   Set forth below is certain information relating to the properties acquired from Mr. Rosenthal and entities related to Mr. Rosenthal:

                                                                    Acquisition
                   Dealerships                        Location        Cost (1)
                   -----------                        --------      -----------
Rosenthal Infiniti Mazda/Nissan.................. Tysons Corner, VA $23,843,104
Rosenthal Nissan Acura, Mazda & Isuzu............ Gaithersburg, MD   11,809,094
Rosenthal Honda & Jaguar......................... Tysons Corner, VA  11,449,101
Rosenthal Chevrolet & Jeep....................... Arlington, VA       6,792,709
Rosenthal Mazda.................................. Arlington, VA       5,367,927
Rosenthal Storage Lot............................ Arlington, VA       4,909,219
Rosenthal Body Shop.............................. Tysons Corner, VA   1,085,077
                                                                    -----------
    Total........................................                   $65,256,231
                                                                    ===========

--------
(1) Includes acquisition closing costs allocated by the Partnership to these transactions.

   On February 19, 1998, Geneva Enterprises, Inc. ("Geneva") acquired a total of 228,823 units of the Partnership at $15.00 per unit as part of the acquisition cost for properties contributed to the Partnership. A portion of the cash allocated to the acquisition cost represents closing costs paid on behalf of Geneva. Effective on October 8, 1998, Geneva Enterprises, Inc. distributed, in the form of a dividend in kind, these units on a pro rata basis to its stockholders. Based on the following ownership of Geneva, Mr. Rosenthal and his family members received the following units: (1) Mr. Rosenthal owns approximately 58.660% of Geneva and received 134,228 units; (2) Mr. Rosenthal's spouse, Marion Rosenthal, owns approximately 1.248% of Geneva and received 2,856 units; and (3) Mr. Rosenthal's daughters, Brooke E. Peterson, Jane R. Cafritz and Nancy L. Rosenthal each owns approximately 8.838% of Geneva and received 20,222 units. The remaining units were distributed to certain employees of Geneva who are not otherwise related to Mr. Rosenthal or his family members.

   The remaining 3,123,063 units of the Partnership issued at $15.00 per unit as part of the acquisition cost for the properties listed above were issued as follows: (A) 569,567 units to Mr. Rosenthal; (B) 103,569 units to his spouse, Marion Rosenthal; (C) 28,000 units to Mr. Rosenthal and Marion Rosenthal, as tenants by the entirety;

(D) 76,321 units to each of Brooke E. Peterson, Jane R. Cafritz and Nancy L. Rosenthal, Mr. Rosenthal's children; (E) 144,619 units to 750 North Glebe Road Limited Partnership; (F) 182,887 units to 3400 Columbia Pike Limited Partnership; (G) 286,518 units to R.P. Gaithersburg Limited Partnership; and
(H) 1,578,940 units to 8525 Leesburg Pike Limited Partnership.

   In connection with the acquisitions of the properties on February 19, 1998, the Partnership assumed and paid in full debt as follows: (1) Mr. Rosenthal, his spouse, Marion Rosenthal, and his children, Nancy L. Rosenthal, Brooke E. Peterson and Jane R. Cafritz, were relieved of $3,535,124 of bank debt under a loan from First Virginia Bank; (2) Mr. Rosenthal and his children, Nancy L. Rosenthal, Brooke E. Peterson and Jane R. Cafritz, were relieved of $198,143 of bank debt under a loan from First Virginia Bank; (3) Mr. Rosenthal was relieved of $2,725,169 of bank debt under a loan from First Virginia Bank; (4) Geneva d/b/a Rosenthal Chevrolet was relieved of $550,000 of debt; and (5) R.P. Gaithersburg Limited Partnership was relieved of $7,223,873 of bank debt under a loan from First Virginia Bank.

   Mr. Rosenthal, his spouse, Marion Rosenthal, and his children, Brooke E. Peterson, Jane R. Cafritz and Nancy L. Rosenthal, hold ownership interests in entities that acquired units as follows:

                          Ownership Interest in Ownership Interest in Ownership Interest in Ownership Interest in
                          750 North Glebe Road   3400 Columbia Pike     R.P. Gaithersburg    8525 Leesburg Pike
          Name             Limited Partnership   Limited Partnership   Limited Partnership   Limited Partnership
          ----            --------------------- --------------------- --------------------- ---------------------
Robert M. Rosenthal
 (1)....................            40%                   67%                   40%                    45%
Marion Rosenthal........            --                    --                    --                     --
Brooke E. Peterson (2)..            20%                   11%                   20%                 10.20%
Jane R. Cafritz (2).....            20%                   11%                   20%                 10.20%
Nancy L. Rosenthal (2)..            20%                   11%                   20%                 10.20%

--------
(1) Mr. Rosenthal is the general partner of 750 North Glebe Road Limited Partnership, 3400 Columbia Pike Limited Partnership, R.P. Gaithersburg Limited Partnership and 8525 Leesburg Pike Limited Partnership. Represents pecuniary interest in 57,847.6 units held by 750 North Glebe Road Limited Partnership, 122,534.3 units held by 3400 Columbia Pike Limited Partnership, 114,607.2 units held by R.P. Gaithersburg Limited Partnership and 710,523 units held by 8525 Leesburg Pike Limited Partnership.
(2) Represents pecuniary interest in 28,923.8 units held by 750 North Glebe Road Limited Partnership, 20,117.6 units held by 3400 Columbia Pike Limited Partnership, 57,303.6 units held by R.P. Gaithersburg Limited Partnership and 161,051.9 units in 8525 Leesburg Pike Limited Partnership.

   Following the October 8, 1998 distribution of units as a dividend-in-kind by Geneva, Mr. Rosenthal, his spouse, related entities and his family members currently hold aggregate units of the Partnership as follows: (1) 703,795 units held by Mr. Rosenthal; (2) 106,425 units held by Marion Rosenthal, his spouse;
(3) 28,000 units held by Mr. Rosenthal and his spouse as tenants by the entirety; (4) 144,619 units held by 750 North Glebe Road Limited Partnership;
(5) 182,887 units held by 3400 Columbia Pike Limited Partnership; (6) 286,518 units held by R.P. Gaithersburg Limited Partnership; (7) 1,578,940 units held by 8525 Leesburg Pike Limited Partnership; and (8) 96,543 units held by each of Mr. Rosenthal's children, Brooke E. Peterson, Jane R. Cafritz and Nancy L. Rosenthal.

   Capital Automotive has leased the properties acquired from entities related to Mr. Rosenthal and his family members back to Geneva and another related entity as follows:

                                                                      Annual
              Lessees (Dealerships)                   Location      Base Rent
              ---------------------                   --------      ---------
Geneva Enterprises, Inc.
 d/b/a Rosenthal Nissan/Mazda (1) ............... Tysons Corner, VA $2,499,396
Geneva Enterprises, Inc. d/b/a Rosenthal Mazda
 (1)............................................. Arlington, VA        619,930
Geneva Enterprises, Inc. d/b/a Rosenthal
 Chevrolet/Jeep
 (Storage Lot) (1)............................... Arlington, VA        561,835
Geneva Enterprises, Inc. d/b/a Rosenthal Honda
 (1)............................................. Tysons Corner, VA    510,536
Geneva Enterprises, Inc. d/b/a Rosenthal Jaguar
 (1)............................................. Tysons Corner, VA    510,524
Geneva Enterprises, Inc. d/b/a Geneva Management
 (Related Business) (1).......................... Arlington, VA        452,902
Geneva Enterprises, Inc. d/b/a Rosenthal Isuzu
 (1)............................................. Gaithersburg, MD     448,739
Geneva Enterprises, Inc. d/b/a Nissan
 Gaithersburg(1)................................. Gaithersburg, MD     348,135
Geneva Enterprises, Inc. d/b/a Rosenthal Acura
 (1)............................................. Gaithersburg, MD     328,152
Geneva Enterprises, Inc. d/b/a Rosenthal
 Chevrolet/Jeep (1).............................. Arlington, VA        311,996
Maryland Imported Cars, Inc. d/b/a Gaithersburg
 Mazda (2)(3).................................... Gaithersburg, MD     259,758
Geneva Enterprises, Inc. d/b/a Rosenthal Honda
 (2-acre lot) (1)................................ Tysons Corner, VA    178,533
Geneva Enterprises, Inc. d/b/a Rosenthal Honda
 (Body Shop) (1)................................. Tysons Corner, VA    127,365
                                                                    ----------
    Total........................................                   $7,157,801
                                                                    ==========

--------
(1) Owned by (1) Mr. Rosenthal (58.660%), (2) Mr. Rosenthal's spouse, Marion Rosenthal (1.248%), (3) Mr. Rosenthal's daughters, Brooke E. Peterson, Jane
    R. Cafritz and Nancy L. Rosenthal (8.838% each), and (4) certain employees of Rosenthal Automotive Organization.
(2) Guaranteed by Geneva Enterprises, Inc., an affiliate of Mr. Rosenthal.
(3) Owned by (1) Mr. Rosenthal (51%), and (2) an employee of Rosenthal Automotive Organization.

   On February 19, 1998, Mr. Rosenthal entered into a guaranty agreement with NationsBank, N.A. to guarantee $960,444 of the Partnership's indebtedness to NationsBank, N.A. On February 19, 1998, Mr. Rosenthal's spouse entered into a guaranty agreement with NationsBank, N.A. to guarantee $349,514 of the Partnership's indebtedness to NationsBank, N.A. On February 19, 1998, the three children of Mr. Rosenthal entered into guarantee agreements, each guaranteeing $485,418 of the Partnership's indebtedness to NationsBank, N.A. On November 20, 1998, Mr. and Mrs. Rosenthal and their children were released from their guarantees.

   On November 18, 1998, Capital Automotive entered into an agreement to guaranty up to an aggregate of $35,000,000 of indebtedness of four subsidiaries of the Partnership under loan agreements with Global Alliance Finance Company, L.L.C., a third party lender. Mr. Rosenthal has entered into an agreement whereby he will indemnify Capital Automotive for up to $960,444 for claims, actions, proceedings and expenses arising out of that guaranty. Mr. Rosenthal's spouse has entered into an agreement whereby she will indemnify Capital Automotive for up to $349,514 for claims, actions, proceedings and expenses arising out of that guaranty. Mr. Rosenthal's children have entered into agreements whereby each of them will indemnify Capital Automotive for up to $485,418 for claims, actions, proceedings and expenses arising out of that guaranty.

   Vincent A. Sheehy. Vincent A. Sheehy joined the Board of Trustees of Capital Automotive on April 22, 1998. On February 19, 1998, Capital Automotive acquired real estate and improvements for an aggregate acquisition cost of $14,070,669 from partnerships in which Mr. Sheehy, his parents and his brothers and sisters, hold ownership interests, and directly from Mr. Sheehy's parents, as follows:

                                               Allocation of Acquisition Cost
                                             ----------------------------------
                                    Total            Assumption and
                                 Acquisition          Repayment of   Number of
         Selling Group             Cost(1)    Cash   Mortgage Debt  Units(2)(3)
         -------------           ----------- ------- -------------- -----------
Sheehy Auto Stores.............. $14,070,669 $64,744   $8,885,855     341,336(4)

--------
(1) Includes acquisition closing costs allocated by the Partnership to these transactions.
(2) The units were issued based on a price of $15.00 per unit.
(3) Beginning on February 19, 1999, the units are eligible to be redeemed by the Partnership at the request of the unit holder. Capital Automotive may assume the obligation of the Partnership to redeem the units for cash or common shares. Capital Automotive could exchange units for common shares on a one-for-one basis.
(4) Includes 10,781 units owned by Mr. Sheehy's parents.

   Set forth below is certain information relating to the properties acquired from Mr. Sheehy and persons or entities related to Mr. Sheehy:

                                                                    Acquisition
                  Dealerships                         Location        Cost(1)
                  -----------                         --------      -----------
Sheehy Ford & Kia............................... Springfield, VA    $ 6,328,686
Chapman Ford Sales (2).......................... Philadelphia, PA     3,014,686
Sheehy Lincoln-Mercury & Mitsubishi............. Woodbridge, VA       2,580,611
Sheehy Ford..................................... Marlow Heights, MD   2,146,686
                                                                    -----------
    Total.......................................                    $14,070,669
                                                                    ===========

--------
(1) Includes acquisition closing costs allocated by the Partnership to these transactions.
(2) The occupant is Chapman Ford, which is a third party unrelated to Mr.
    Sheehy.

   On February 19, 1998, Sheehy Investments One Limited Partnership acquired 241,755 units at $15.00 per unit as part of the acquisition cost for properties contributed to the Partnership. A portion of the cash allocated to the acquisition cost represents closing costs paid on behalf of Sheehy Investments One Limited Partnership. Based on the following ownership of Sheehy Investments One Limited Partnership, Mr. Sheehy and his family members have pecuniary interests in the following units: (1) Mr. Sheehy owns approximately 22.1% (53,427.9 units); (2) Mr. Sheehy's brothers and sisters, Ann Sheehy, Elizabeth Sheehy, Patricia Malloy and Paul Sheehy, each owns approximately 17.1% (41,343 units); (3) Mr. Sheehy's father, Vincent A. Sheehy, owns approximately 5.7% (13,773 units); and (4) Mr. Sheehy's mother, Helen M. Sheehy, owns approximately 3.8% (9,182 units).

   On February 19, 1998, Sheehy Investments Two, L.C. acquired 88,800 units at $15.00 per unit as part of the acquisition cost for properties contributed to the Partnership. A portion of the cash allocated to the acquisition cost represents closing costs paid on behalf of Sheehy Investments Two, L.C. Based on the following ownership of Sheehy Investments Two, L.C., Mr. Sheehy and his family members have pecuniary interests in the following units: (1) Mr. Sheehy owns approximately 18% (15,984 units); (2) Mr. Sheehy's brothers and sisters, Ann Sheehy, Elizabeth Sheehy, Patricia Malloy and Paul Sheehy, each owns approximately 18% (15,984 units); (3) Mr. Sheehy's father, Vincent A. Sheehy, owns approximately 6% (5,328 units); and (4) Mr. Sheehy's mother, Helen M. Sheehy, owns approximately 4% (3,552 units).

   In connection with the acquisitions of the properties on February 19, 1998, the Partnership assumed and paid in full debt as follows: (1) Sheehy Investments One Limited Partnership was relieved of $5,247,574 in Ford Motor Credit Company debt; (2) Sheehy Investments Two, L.C. was relieved of $800,000 of Vinco, Inc. (which is 100% owned by Mr. Sheehy's father) debt; and (3) Mr. Sheehy's parents, Vincent A. Sheehy and Helen M. Sheehy, as tenants by the entirety, were relieved of $2,838,281 of Ford Motor Credit Company debt.

   On February 19, 1998, Mr. Sheehy's parents, Vincent A. Sheehy and Helen M. Sheehy, as tenants by the entirety, acquired, as part of the acquisition cost for properties, 10,781 units valued at $15.00 per unit.

   Capital Automotive has leased the properties acquired from entities related to Mr. Sheehy back to other entities as follows:

                                                                       Annual
              Lessees (Dealerships)                    Location      Base Rent
              ---------------------                    --------      ----------
Sheehy Ford of Marlow Heights(1)................. Marlow Heights, MD $  255,840
Sheehy Lincoln-Mercury, Inc. (2)................. Woodbridge, VA        282,252
Chapman Ford Sales............................... Philadelphia, PA      330,000
Sheehy Ford of Springfield, Inc. (3)............. Springfield, VA       662,340
                                                                     ----------
    Total........................................                    $1,530,432
                                                                     ==========

--------
(1) Owned by (1) Mr. Sheehy (0.533%), (2) Vinco, Inc. (62.457%), which is owned 100% by Mr. Sheehy's father, Vincent A. Sheehy, (3) Sheehy Family Trust (19.164%), of which each of Mr. Sheehy and his brothers and sisters, Ann Sheehy, Elizabeth Sheehy, Patricia Malloy and Paul Sheehy, are 20% beneficiaries, (4) Sheehy Investments One Limited Partnership (7.629%), owned as described above, and (5) Mr. Sheehy's sister, Ann Sheehy (.535%).
(2) Owned by (1) Mr. Sheehy's father (51%), and (2) Mr. Sheehy's brother-in-law, Geoff Malloy (49%).
(3) Owned by (1) Mr. Sheehy (9.30%), and (2) Sheehy Investments One Limited Partnership (65.7%) (ownership as previously described).

   On February 19, 1998, Vincent A. Sheehy and Helen M. Sheehy, Mr. Sheehy's parents, entered into a guaranty agreement with NationsBank, N.A. to guarantee $2,300,000 of the Partnership's indebtedness to NationsBank, N.A. On November 20, 1998, Mr. Sheehy's parents were released from their guarantees.

   On November 18, 1998, Capital Automotive entered into an agreement to guaranty up to an aggregate of $35,000,000 of indebtedness of four subsidiaries of the Partnership under loan agreements with Global Alliance Finance Company, L.L.C., a third party lender. Mr. Sheehy's parents have entered into an agreement whereby they will indemnify Capital Automotive for up to $2,300,000 for claims, actions, proceedings and expenses arising out of that guaranty.

Executive Officers

   Thomas D. Eckert purchased ten common shares at a purchase price of $10.00 per share in connection with the organization of Capital Automotive on October 20, 1997. On February 19, 1998, Capital Automotive repurchased these shares from Mr. Eckert at a purchase price of $10.00 per share. Mr. Eckert purchased 107,526 common shares in connection with Capital Automotive's initial public offering at a purchase price of $13.95 per share (which price was net of the 7% underwriting discounts and commissions).

5% or Greater Shareholders

   Friedman, Billings, Ramsey Group, Inc. and its related parties received certain benefits in connection with the initial public offering in addition to the compensation paid to Friedman, Billings, Ramsey & Co., Inc. as an underwriter of the initial public offering. William R. Swanson, a trustee of Capital Automotive, is a Managing Director of Friedman, Billings, Ramsey & Co., Inc., which is related to Friedman, Billings, Ramsey Group, Inc. Mr. Swanson is also an Executive Vice President and the Chief Operating Officer of FBR Asset Investment Corporation. Capital Automotive has entered into the following transactions with Friedman, Billings, Ramsey Group, Inc. or its related persons:

   On February 19, 1998, Capital Automotive repaid a loan in the principal amount of $2,525,000 made by Friedman, Billings, Ramsey Group, Inc. in October 1997 and amended in January 1998. The loan accrued interest at the rate of 10% per annum. On February 19, 1998, Capital Automotive paid the principal balance and all accrued interest in full.

   Friedman, Billings, Ramsey & Co., Inc. received a warrant representing the right to acquire up to 1,277,794 common shares at an exercise price of $15.00 per share, exercisable beginning on February 19, 1998 until February 19, 2003, as compensation for its assistance in the formation and structuring of Capital Automotive, identifying key managers of Capital Automotive and raising the initial capital necessary to form Capital Automotive.

   In a private placement that closed on February 19, 1998, Capital Automotive sold 1,792,115 common shares to FBR Asset Investment Corporation at a purchase price of $13.95 per share. Capital Automotive has granted demand and piggyback registration rights for such common shares.

                               OTHER INFORMATION

Company Performance

   The following graph compares the cumulative total shareholder return on the common shares of Capital Automotive from February 13, 1998 (the date the common shares were first offered and sold to the public at the initial public offering price of $15.00 per share) through December 31, 1998 with the cumulative total return of the NAREIT Equity Total Return Index and the cumulative total return of the Standard and Poors ("S&P") 500 Index. Capital Automotive's common share price and the price of the S&P 500 Index are published daily. The NAREIT Equity Total Return Index is published monthly and for purposes of this presentation was interpolated to February 13, 1998.

   The graph assumes an investment of $100 in each of Capital Automotive REIT, the NAREIT Equity Total Return Index and the S&P 500 Index on February 13, 1998. The comparison assumes that all dividends are reinvested into additional common shares during the holding period.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based on our records and other information, we believe that our Trustees and executive officers who are required to file reports under Section 16 reported all transactions in Capital Automotive's common shares and derivative securities, including units of the Partnership, options for shares and units, and warrants, on a timely basis during the fiscal year ended December 31, 1998, except as follows: (1) Thomas D. Eckert filed a Form 5 on February 12, 1999 to report the purchase of 11 shares that were inadvertently omitted from the Form 4 filed on March 10, 1998; (2) Lee P. Munder (A) filed his Form 4 to report the acquisition of 30,000 shares on May 4, 1998 and 15,000 shares on May 7, 1998 on July 2, 1998, and (B) filed a Form 5 on February 12, 1999 to report that he reported the acquisition of 30,000 shares twice, once on the Form 3 filed on May 12, 1998 and once on the Form 4 filed on July 2, 1998, and to report that the total number of shares owned at the end of fiscal 1998 was 45,000 shares;
(3) Vincent A. Sheehy (A) filed an amendment to his Form 3 initially filed on May 8, 1998 on August 25, 1998 to change the number of shares that were acquired on April 22, 1998 from 15,000 shares to 10,000 shares and to change the indirect ownership information relating to units, and (B) filed a Form 5 on February 12, 1999 to correct his Form 3 filed on May 8, 1998 and Amendment No. 1 to his Form 3 filed on August 25, 1998 to indicate that he has never owned common shares of Capital Automotive and that he has a 22.1% (and not an 18%) pecuniary interest in Sheehy Investments One Limited Partnership, the holder of 241,755 units; (4) William E. Hoglund filed a Form 5 on February 12, 1999 to report a different date for the acquisition of options for units that were reported on his Form 3 filed February 11, 1998; (5) John E. Reilly filed a Form 5 on February 12, 1999 to report a different date for the acquisition of options for units that were reported on his Form 3 filed February 11, 1998; and
(6) John J. Pohanka filed (A) an amendment to Form 4 on February 5, 1999 (a) changing his reporting of indirect ownership of common shares acquired on February 19, 1998 and previously reported on Form 4 filed on March 10, 1998,
(b) disclaiming beneficial ownership of 7,000 common shares owned by his wife, and (c) reporting that the Form 4 filed on March 10, 1998 inadvertently attributed to Mr. Pohanka ownership of common shares held by corporations that are not affiliated with Mr. Pohanka, and (B) a Form 5 on February 5, 1999 reporting (a) the disposition on April 2, 1998 of 58,612 common shares and 205,491 common shares and 385,700 units by Pohanka Virginia Properties Partnership when it was reorganized on April 2, 1998 into a limited liability company, of which Mr. Pohanka is not a controlling member and does not share investment control, and (b) the acquisition on March 12, 1998 of a warrant exercisable for 68,182 units by Mr. Pohanka.

Proposals for the 1999 Annual Meeting

   If you want to include a proposal in the proxy statement for Capital Automotive's 2000 Annual Meeting, send the proposal to Capital Automotive at 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, Attn: Secretary and General Counsel. Proposals must be received on or before November 18, 1999 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of Capital Automotive's Declaration of Trust and Bylaws.

   Capital Automotive, in its discretion, will be able to use proxies given to it for next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement unless the proposal is submitted to Capital Automotive on or before 45 days before next year's meeting.

                                                                       Exhibit A

                            Capital Automotive Group
                       Amended 1998 Equity Incentive Plan

Purpose

   Capital Automotive REIT, a Maryland real estate investment trust (the "REIT" or the "Company"), and Capital Automotive L.P. (the "Operating Partnership") wish to recruit, reward, and retain employees and trustees. To further these objectives, the Company and the Operating Partnership hereby set forth the Capital Automotive Group Amended 1998 Equity Incentive Plan (the "Plan"), originally effective as of the effective date (the "Effective Date") of the Company's initial public offering ("IPO") and amended as of [insert date of annual meeting], 1999 (the "1999 Amendment Date"), to provide options ("Options") or direct grants or sales ("Share Grants" and, together with the Options, "Awards") to employees and trustees to purchase common shares of beneficial interest of the Company (the "Shares").

Participants

   All Employees of the REIT, its Eligible Subsidiaries, and the Operating Partnership are eligible for Awards under this Plan, as are the Trustees of the REIT and the directors of the Eligible Subsidiaries who are not employees ("Eligible Trustees"). Eligible employees and trustees become "optionees" when the Administrator grants them an option under this Plan or "recipients" when they receive a Share Grant. (Optionees and recipients are referred to collectively as "participants." The term participant also includes, where appropriate, a person authorized to exercise an Award in place of the original participant.) The Administrator may also grant Awards to certain other service providers.

   Employee means any person employed as a common law employee of the Company, its Eligible Subsidiaries, or the Operating Partnership.

Administrator

   The Administrator will be the Executive Compensation Committee of the Board of Trustees of the REIT (the "Compensation Committee"). The Board may also act under the Plan as though it were the Compensation Committee.

   The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the Granting of Awards section) to officers or employees of the REIT with respect to the REIT and to managers or employees of the Operating Partnership with respect to the Operating Partnership.

   The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous consent.

Granting of Awards

   Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine:

  .  the participants who receive Awards;

  .  the terms of such Awards;

  . the schedule for exercisability or nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria);

  .  the time and conditions for expiration of the Award; and

  .  the form of payment due upon exercise; if any.

   The Administrator's determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

   Employees of the REIT or any Eligible Subsidiary may receive "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the "Code"). In addition, effective as of the 1999 Amendment Date, the Administrator may grant nonqualified options ("NQSOs") that cover Shares but are not intended to be ISOs to both Employees and Eligible Trustees, and the Administrator will specify which type of option it is granting. If the Administrator fails to specify the type, it will be an ISO, to the extent the tax laws permit, for Employees and an NQSO for Eligible Trustees.

   The Administrator may grant or sell Shares (as Share Grants) to eligible participants for payment sufficient to satisfy any state laws on adequate consideration. The Administrator may impose such conditions on or charge such price for the Share Grants as it deems appropriate. The Administrator may also provide for discounted share purchases by some or all Employees through this Plan, or for the grant, purchase, or deemed purchase of phantom shares ("Restricted Phantom Shares") that can later be paid out in Shares from this Plan.

Replacement Awards

   The Administrator may grant Awards in substitution for options or other equity-based compensation held by individuals, including with respect to individuals who do not become Employees, if the Company, the Operating Partnership, or an Eligible Subsidiary acquires or merges with the individual's employer or acquires substantially all of its assets. In addition, the Administrator may provide for the Plan's assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant. If necessary to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

   Effective as of the 1999 Amendment Date, the Plan will not grant further options ("Unit Options") to acquire units of limited partnership interest in the Operating Partnership (the "Units"). In addition, the Administrator is authorized to replace outstanding Unit Options, whether or not granted under this Plan, with comparable NQSOs, with the optionees' consent.

Date of Grant

   The Date of Grant will be the date as of which this Plan or the Administrator grants an Award to a participant, as specified in the Plan or in the Administrator's minutes. Awards made under the Replacement Awards section will be treated as though their Date of Grant were the corresponding date under the original grant, unless the Administrator specifies otherwise.

Exercise Price or Consideration

   The Exercise Price is the value of the consideration that an optionee must provide in exchange for one Common Share. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time.

   The Exercise Price per Share for NQSOs may not be less than 100% of the Fair Market Value of a Share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price may not be less than 100% of the Fair Market Value (on the Date of Grant) of a Common Share covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Sections 422(b)(6) and 424(d) (as a more-than-10%-stock owner), the Exercise Price of the Option must be at least 110% of the Fair Market Value (on the Date of Grant).

   The Administrator may satisfy any state law requirements regarding adequate consideration for Share Grants by charging the recipients at least the par value for the Shares covered by the Share Grant.

Fair Market Value

   The Administrator will determine Fair Market Value of Shares for purposes of the Plan as follows:

  . if the Shares trade on a national securities exchange, the closing sale price on that date;

  . if the Shares do not trade on any such exchange, the closing sale price that the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") reports for such date;

  . if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date;

  . if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

  . for any date that is not a trading day, the Fair Market Value of a Common Share for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

Exercisability and Lapse of Restrictions

   The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)).

   Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Agreement, if any, indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Award or at which restrictions on Share Grants lapse.

   If the Administrator does not specify otherwise, Options will become exercisable as to one-quarter of the covered Shares on each anniversary of the Option's Date of Grant or, for initial grants to Employees, on each anniversary of the Employee's date of hire.

   In addition, the Administrator may delay or prohibit the exercise of an Option or the release of restrictions on Share Grants if it would adversely affect the Company's REIT status or would cause the Operating Partnership to be treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of section 856(i) of the Code).

   No portion of an Award that is unexercisable or forfeitable at a participant's termination of employment will thereafter become exercisable or nonforfeitable, unless the Award Agreement provides otherwise, either initially or by amendment.

   After the participant has satisfied any restrictions set forth in the terms of a Share Grant or Restricted Phantom Share and has paid for the Shares, if required, the Shares will no longer be subject to any provisions of this Plan.

Change of Control

   Upon a Change of Control (as defined below), all Options will become fully exercisable. Upon a Change of Control, all restrictions on Share Grants will lapse, and the covered Shares will be nonforfeitable. A Change of Control for this purpose means the occurrence of any one or more of the following events:

  . a person, entity, or group (other than the Company, the Operating Partnership, any subsidiary of either, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 40% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

  . consummation of a merger or consolidation of the Company into any other entity--unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation more than 60% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

  . the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated.

  Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

   The Adjustment Upon Changes in Shares provisions will also apply if the Change of Control is a Substantial Operational Change (as defined in those provisions).

Limitation on ISOs

   An Option granted to an employee will be an ISO only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

Trustee Formula Grants

   As of each Eligible Trustee's initial election or appointment as an Eligible Trustee, he will receive a Formula Option to purchase 15,000 Shares. An Eligible Trustee can also receive other Awards under the Plan.

 Exercise Price

   The Exercise Price of each Option granted to an Eligible Trustee will be the Fair Market Value on the Date of Grant.

 Exercise Schedule

   A Formula Option will become exercisable for one-third of the Shares it covers six months after the Date of Grant, for another one-third on the first anniversary of the Date of Grant, and for the remaining one-third on the second anniversary of the Date of Grant. Formula Options will be forfeited to the extent they are not then exercisable if a Trustee resigns or fails to be reelected as a Trustee.

Method of Exercise

   To exercise any exercisable portion of an Option, the optionee must:

  . deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the participant, and specifying the number of Shares underlying the portion of the Option the participant is exercising;

  . pay the full Exercise Price, if any, by cashier's or certified check for the Shares with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Shares); and

  . deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

   Payment in full of the Exercise Price need not accompany the written notice of exercise with respect to Shares provided the notice directs that the certificates for the Shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required tax withholdings. The Administrator can, in its discretion, provide other methods of cashless exercise.

   If the Administrator agrees to allow a participant to pay through tendering Shares to the Company, the individual can only tender Shares he has held for at least six months at the time of surrender. Shares offered as payment will be valued, for purposes of determining the extent to which the participant has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Shares and issue a net number of Shares upon Award exercise.

   The Company or the Operating Partnership may use the consideration it receives from the participant for general corporate or partnership purposes.

Award Expiration

   No one may exercise an Option or hold a Share Grant subject to unexpired restrictions more than ten years after its Date of Grant (or five years, for an ISO granted to a more-than-10% shareholder).

   Unless the Option Agreement provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

 Employment Termination

  . the 90th day after the date of termination of employment (other than for death or disability), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Award Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor or in which the Company or the Operating Partnership hires someone employed by the other. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

 Disability

  . for disability, the earlier of (i) the first anniversary of the participant's termination of employment for disability and (ii) 30 days after the participant no longer has a disability, where disability means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

 Death

  .  the date 12 months after the participant's death.

   If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete in effect between the Company and the former employee. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or the Eligible Subsidiaries will only receive ISO treatment to the extent permitted by law, and becoming or remaining an employee of another related company (including the Operating Partnership) or an independent contractor to the Company will not prevent loss of ISO status as a result of the formal termination of covered employment.

   Unless the Award Agreement provides otherwise, either initially or by amendment, all unexercisable portions of an Option and all forfeitable portions of a Share Grant will expire immediately upon termination of employment for any reason, other than Share Grants held by a participant at his termination of employment as a result of Disability or death, which Share Grants will have the same expiration periods as set forth above for Options.

Award Agreement

   Option Agreements will set forth the terms of each Option and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules. The Administrator may, but is not required to, issue agreements for Share Grants.

Shares Subject to Plan

   The Shares will come from either authorized but unissued Shares or from previously issued Shares that the Company reacquires, including Shares it purchases on the open market.

   Except as adjusted below under Adjustments upon Changes in Shares:

  . the aggregate number of Shares that the Plan may issue under the Options (whether ISOs or NQSOs), Share Grants, or in satisfaction of Restricted Phantom Shares may not exceed 2,821,344, provided that the number of Shares available will increase to 3,771,344 upon the approval of the increase by the Company's shareholders at their 1999 annual meeting;

  . the aggregate number of Shares that the Plan may issue under ISOs may not exceed 1,000,000 Shares;

  . the maximum number of Shares that may be subject to ISOs granted to a single individual in any calendar year may not exceed 120,000; and

  . the maximum number of Shares that may be subject to NQSOs, Share Grants, and Restricted Phantom Shares granted to or purchased by a single individual in a calendar year may not exceed 500,000, plus the number necessary to replace any Unit Options granted before the 1999 Amendment Date to that individual.

   If any Award expires, is canceled, or terminates for any other reason, the Shares or Units available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year's limit for a given individual).

   No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

   The optionee will have no rights of a shareholder with respect to the Shares subject to an Option except to the extent that the Company has issued certificates for or otherwise confirmed ownership of such Shares upon the exercise of the Option. The Award may provide that participants will receive dividends or dividend equivalents with respect to Share Grants and Restricted Phantom Shares and may provide that participants can vote Shares still subject to Share Grant restrictions.

   The Company will not issue fractional Shares pursuant to the exercise of an Option or settlement of a Restricted Phantom Share, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional Shares.

Person who may Exercise

   During the optionee's lifetime, only the optionee or his duly appointed guardian or personal representative may exercise the Options or receive or retain Share Grants and Restricted Phantom Shares. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option or receive or retain Share Grants and Restricted Phantom Shares. If someone other than the original participant seeks to exercise any portion of an Option or receive or retain Share Grants and Restricted Phantom Shares, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to do so.

Adjustments upon Changes in Shares

   Subject to any required action by the Company (which it shall promptly take) or its shareholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award:

  . the outstanding Shares increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, share split, reverse share split, combination of shares, exchange of shares, share dividend, or other distribution payable in capital shares; or

  . some other increase or decrease in such Shares occurs without the Company's receiving consideration.

The Administrator will make an appropriate adjustment in the number and kind of Shares underlying each Award and to the exercise price of any Award, so that the rights of the participant immediately following such event will neither be enlarged nor diminished from those in effect immediately before such event. Unless the Administrator determines another method would be appropriate, any such adjustment in outstanding Awards will not change the aggregate Exercise Price payable with respect to Shares subject to the unexercised portion of the Awards outstanding but will include a corresponding proportionate adjustment in the Exercise Price per Share, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to an Award will not change the total price with respect to Shares underlying the unexercised portion of the Award but will include a corresponding proportionate adjustment in the Award's Exercise Price. After the restrictions of the Plan cease to apply to a participant's Shares, this adjustment section will also cease to apply to those interests.

   The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Shares Subject to Plan section.

   Any issue by the Company of any class of preferred shares, or securities convertible into shares of common or preferred shares of any class will not affect, and no adjustment by reason thereof will be made with respect to, the number of Shares subject to any Award or the Exercise Price except as this Adjustments section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company or the Operating Partnership to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial Operational Change

   Upon a Substantial Operational Change, the Plan, any unexercised Options, and any still forfeitable Share Grants (after taking into account the Change of Control provisions) will terminate unless provision is made in writing in connection with such transaction for:

  .  the assumption or continuation of outstanding Awards; or

  . the substitution for such awards or grants of any awards covering the stock or securities of a successor employer corporation or partnership, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock or securities and prices, in which event the Awards will continue in the manner and under the terms so provided.

   If an Award would otherwise terminate under the preceding sentence, the participant will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Award, whether or not they had previously become exercisable, and to have treated as nonforfeitable any otherwise forfeitable Share Grants.

   A Substantial Operational Change means the:

  .  dissolution or liquidation of the Company;

  . merger, consolidation, or reorganization of the Company with one or more corporations or other entities in which the Company is not the surviving entity;

  . the sale of substantially all of the assets of the Company to another entity or individual; or

  . any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of shares of the Company.

Subsidiary Employees

   Employees of Company Subsidiaries will be entitled to participate in the Plan, except as otherwise designated by the Board of Trustees or the Committee.

   Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to an Optionee under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. For ISOs, Subsidiary also includes a single-member limited liability company included within the chain described in the preceding sentence. The Board or the Administrator may use a different definition of Subsidiary for NQSOs.

Legal Compliance

   The Company will not issue any Shares under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such Shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

   The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be treated as amended to the extent necessary to conform to such laws, rules, and regulations.

REIT Qualification

   The Administrator has sole discretion to refrain from selling or issuing any Shares under Awards if the sale or issuance of such Shares would cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes or would result in the participant's ownership of Shares in violation of the restrictions on ownership and transfer of Shares set forth in the Company's Declaration of Trust.

Operating Partnership Qualification

   The Administrator has sole discretion to refrain from selling or issuing any Shares under Awards if the sale or issuance of such Shares would cause the Partnership to be treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of section 856(i) of the
Code).

Purchase for Investment and Other Restrictions

   Unless a registration statement under the Securities Act covers the Shares a participant receives upon exercise of his Award or receipt of his Share Grant, the Administrator may require, at the time of such exercise or receipt (or the lapse of forfeiture restrictions), that the participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Award are registered under the Securities Act. Unless the Shares are registered under the Securities Act, the participant must acknowledge:

  . that the Shares purchased on exercise of the Award or received under a Share Grant are not so registered;

  . that the participant may not sell or otherwise transfer the Shares unless:

          . the Shares have been registered under the Securities Act in connection with the sale or transfer thereof; or

          . counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act; and

          . such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

   Additionally, the Shares and, when issued upon the exercise of an Award or received under a Share Grant, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable shareholders' agreements.

   The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

Tax Withholding

   The participant must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company or the Operating Partnership will deliver certificates upon the exercise of an Option or the lapse of restrictions under a Share Grant. The Company or the Operating Partnership, as appropriate, may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company or the Operating Partnership does not or cannot withhold from other compensation, the participant must pay the Company or the Partnership, with a cashier's check or certified check, the full amounts required by withholding. Payment of withholding obligations is due before the Company issues or releases Shares with respect to the Award. If the Administrator so determines, the participant may instead satisfy the withholding obligations by directing the Company to retain Shares from the Option exercise or from the nonforfeitable Shares received under a Share Grant, by tendering previously owned Shares, or by attesting to his ownership of Shares (with the distribution of net Shares), or, by having a broker tender to the Company cash equal to the withholding taxes.

Transfers, Assignments, and Pledges

   An Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. The foregoing sentence does not apply to Shares a participant owns after satisfying the Award's conditions. If Rule 16b-3 then applies to an Award, the participant may not transfer or pledge Shares acquired upon exercise of an Option or lapse of restrictions on a Share Grant until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.

   Notwithstanding the prior paragraph, under no circumstances may an Option be transferred if the exercise of such Option would cause the Operating Partnership to be taxable as an association for federal income tax purposes.

Amendment or Termination of Plan and Awards

   Subject to the restrictions of this section, the Board may amend, suspend, or terminate the Plan at any time, without the consent of the participants or their beneficiaries. Except as required by law or by the Operational Changes section, the Administrator may not, without the participant's or beneficiary's consent, modify the terms and conditions of an Award so as to adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Awards.

Privileges of Ownership

   No participant and no beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any Shares allocated or reserved under the Plan or subject to any Award except as to such Shares , if any, that have been issued to such participant. For Shares still subject to Share Grants, the Administrator may provide that a participant will receive dividends or dividend equivalents and may vote the Shares.

Effect on Other Plans

   Whether exercising an Option, receiving a Share Grant or Restricted Phantom Share, or becoming free from restrictions under any form of Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

Nature of Restricted Phantom Shares

   The Restricted Phantom Shares are solely a device for measuring and determining the amount to be paid to participants. The Restricted Phantom Shares do not constitute and should not be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Restricted Phantom Shares are the sole property of the Company, and all participants' rights hereunder are limited to the rights to receive Shares or, if the Administrator so determines, cash as provided in this Plan. The Company will pay all amounts with respect to Restricted Phantom Shares from its general assets. (The Company may establish a rabbi trust to hold the interests.) No person will have any right or interest or claim to the payment of a benefit under the Plan from any person other than the Company, and no person will have any right or interest to the payment of a benefit under this Plan that is superior in any manner to the right of any other general and unsecured creditor of the Company. No participant and no beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any Shares then measured by any Restricted Phantom Shares. The participant will have no rights of a shareholder with respect to the number of Shares underlying Restricted Phantom Shares except to the extent that the Company has issued documents indicating purchase, or otherwise confirmed ownership, of such Shares. The Administrator may provide that a participant or his account will receive dividend equivalents with respect to Restricted Phantom Shares.

Limitations on Liability

   Notwithstanding any other provisions of the Plan, no individual acting as a Trustee, employee, or agent of the Company or the Operating Partnership shall be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company or the Operating Partnership will indemnify and hold harmless each Trustee, employee, or agent of the Company or the Operating Partnership to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

No Employment Contract

   Nothing contained in this Plan constitutes an employment contract between the Company or the Operating Partnership and any individual. The Plan does not give the participant any right to be retained in the Company's or Operating Partnership's employ, nor does it enlarge or diminish the Company's or Operating Partnership's right to terminate the participant's employment.

Applicable Law

   The laws of the State of Maryland (other than its choice of law provisions) govern this Plan and its interpretation.

Duration of Plan

   Unless the Board extends the Plan's term, the Administrator may not grant Awards after February 19, 2008. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

Approval of Shareholders

   The Company's shareholders have approved the granting of ISOs provided in the Plan.

|------------------------------------------------------------------------------|
|                                                                              |
|              PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF                 |
|                                                                              |
|                           CAPITAL AUTOMOTIVE REIT                            |
|                                                                              |
|                  THIS PROXY IS SOLICITED ON BEHALF OF THE                    |
|         BOARD OF TRUSTEES AND MAY BE REVOKED PRIOR TO ITS EXERCISE           |
|                                                                              |
|         The undersigned shareholder(s) of Capital Automotive REIT (the       |
| "Company") hereby appoints Messrs. Thomas D. Eckert and David S. Kay, and | | each of them singly, as proxies, each with full power of substitution, for | | and in the name of the undersigned at the Annual Meeting of Shareholders of |
| the Company to be held on May 7, 1999, and at any and all adjournments       |
| thereof, to vote all common shares of said Company held of record by the | | undersigned on March 10, 1999, as if the undersigned were present and voting |
| the shares.                                                                  |
|                                                                              |
|                        (TO BE SIGNED ON REVERSE SIDE)                        |
|                                                                              |
|------------------------------------------------------------------------------|




                                                 Please date, sign and mail your
                                               proxy card back as soon as possible!

                                                  Annual Meeting of Shareholders
                                                      CAPITAL AUTOMOTIVE REIT


                                                            May 7, 1999


                                          Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------------------------------------------------------------
        Please mark your                                                                                           |
A [ x ] vote as in this                                                                                            |
        example.                                                                                                    --------
                  FOR               WITHHOLD
              all nominees          AUTHORITY
              listed at right    to vote for all     Nominees: Thomas D. Eckert
           (except as indicated     nominees                   Craig L. Fuller
              to the contrary)   listed at right               William E. Hoglund                                FOR AGAINST ABSTAIN
1. ELECTION                                                    R. Michael McCullough   2. Approval, ratification [_]   [_]     [_]
   OF               [_]                 [_]                    Lee P. Munder              and confirmation of
   TRUSTEES                                                    John J. Pohanka            amendments to the
                                                               John E. Reilly             Capital Automotive
(INSTRUCTIONS: To withhold authority to vote for any           Robert M. Rosenthal        Group 1998 Equity
individual nominee, write the nominee's name on the            Vincent A. Sheehy          Incentive Plan.
space provided below.)                                         William R. Swanson
                                                                                       3. Ratification of the    [_]   [_]     [_]
----------------------------------------------------                                      appointment of the
                                                                                          accounting firm of
                                                                                          Arthur Andersen LLP
                                                                                          to serve as independent
                                                                                          accountants for Capital
                                                                                          Automotive REIT for the
                                                                                          fiscal year ending
                                                                                          December 31, 1999.

                                                                                       4. The proxies are authorized to vote in
                                                                                          their discretion upon such other business
                                                                                          as may properly come before the meeting to
                                                                                          the extent permitted by law.

                                                                                       THE COMMON SHARES REPRESENTED BY THIS PROXY
                                                                                       WILL BE VOTED IN THE MANNER DIRECTED. IN THE
                                                                                       ABSENCE OF ANY DIRECTION, THE SHARES WILL BE
                                                                                       VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1,
                                                                                       FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN
                                                                                       ACCORDANCE WITH THE PROXIES' DISCRETION ON
                                                                                       SUCH OTHER BUSINESS THAT MAY PROPERLY COME
                                                                                       BEFORE THE MEETING TO THE EXTENT PERMITTED BY
                                                                                       LAW.

                                                                                                    I PLAN TO ATTEND THE MEETING [_]

SIGNATURE _______________________________________________  _______________________________________________  Dated: ___________, 1999
                                                                     SIGNATURE IF HELD JOINTLY

NOTE: Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.
------------------------------------------------------------------------------------------------------------------------------------